                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM F-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                        NYMOX PHARMACEUTICAL CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         QUEBEC, CANADA                               8071                      NOT APPLICABLE
(Province or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)            Classification Code Number)       Identification No.)

                         9900 Cavendish Blvd., Suite 306
                         St. Laurent, QC, Canada H4M 2V2
                                 (800) 936-9669

   (Address and telephone number of Registrant's principal executive offices)

                                Nymox Corporation
                         5516 Nicholson Lane, Suite 100A
                              Kensington, MD 20895
                                  (800) 93NYMOX

            (Name, address and telephone number of agent for service)

                                   Copies to:

                      Marc J. Marotta                              Jack Gemmell
                      Foley & Lardner                   Nymox Pharmaceutical Corporation
                  777 East Wisconsin Avenue              9900 Cavendish Blvd. Suite 306
                Milwaukee, Wisconsin 53202-5367          St.-Laurent, QC, Canada H4M 2V2
                        (414) 271-2400                           (514) 332-3222

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

All financial information in this prospectus is in United States dollars unless otherwise noted.

----------------------- ---------------------- --------------------- ----------------------- -----------------
Title of each class         Amount to be         Proposed maximum       Proposed maximum        Amount of
of securities to be          registered        aggregate price per     aggregate offering    registration fee
registered                                             unit                  price
----------------------- ---------------------- --------------------- ----------------------- -----------------
                              Up to
Common shares               4,800,000 (1)              (2)              $12,000,000 (3)           $3,168
----------------------- ---------------------- --------------------- ----------------------- -----------------
                               Up to
Common shares(4)              200,000                 $4.52                $904,000              $238.66
----------------------- ---------------------- --------------------- ----------------------- -----------------
                              Up to
Total                       5,000,000                                   $12,904,000            $3,406.66
----------------------- ---------------------- --------------------- ----------------------- -----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) The price per common share will vary based on the average daily price of Nymox's shares during the draw down periods provided for in the common stock purchase agreement described in this registration statement. The purchase price will be equal to 94% of the average daily price for each trading day within such draw down pricing periods. The agreement allows for 24 draws over a period of 30 months for amounts up to $750,000 per draw.

(3) $12,000,000 represents the maximum total purchase price that Jaspas is obliged to pay Nymox under the common stock purchase agreement; the maximum net proceeds Nymox can receive is $12,000,000 less a 3% placement fee payable to its placement agents, Ladenburg Thalmann & Co. Inc., or $11,640,000.

(4) These common shares represent the shares issuable on the exercise of a stock purchase warrant issued by Nymox to Jaspas on November 12, 1999 under the common stock purchase agreement. Under the warrant, Jaspas may purchase up to 100,000 shares any time between November 30, 1999 and November 30, 2004. Jaspas may purchase the remaining 100,000 shares if and only if Nymox does not draw down $7,000,000 within eighteen months of this registration statement becoming effective.


                               __________________


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission ("Commission"), acting pursuant to Section 8(a), may determine.

The information in this prospectus is incomplete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                          PRELIMINARY PROSPECTUS

                                  [NYMOX LOGO]

                        NYMOX PHARMACEUTICAL CORPORATION

                        5,000,000 SHARES OF COMMON STOCK


                                                           Jaspas Investments Limited may use this
                                                           prospectus to resell up to 5,000,000 shares of
NYMOX PHARMACEUTICAL CORPORATION                           common stock of Nymox Pharmaceutical
                                                           Corporation.


9900 Cavendish Blvd.                                       Nymox will not receive any of the proceeds from
Suite 306                                                  the sale of the shares by Jaspas. However, we will
St.-Laurent, Quebec, Canada                                receive the sale price of any common stock that we
H4M 2V2                                                    sell to Jaspas under the common stock purchase
(800) 936-9669                                             agreement or under the stock purchase warrant
                                                           described in this prospectus. Nymox will pay the
                                                           costs of registering the shares under this
                                                           prospectus, including legal fees.


                                                           Jaspas may offer shares of common stock of
Nymox's common stock is listed on the Nasdaq               Nymox to purchasers in transactions on the Nasdaq
SmallCap Market under the symbol "NYMX". The               SmallCap Market, in negotiated transactions, or
last reported sales price for Nymox's common               otherwise, or by a combination of these methods.
stock on the Nasdaq SmallCap Market on ______              Jaspas may sell the shares through broker-dealers
_____ was $ ________  per share.                           who may receive compensation from Jaspas in the
                                                           form of discounts or commissions. Jaspas does not
                                                           intend to effect resales in Canada or through any
                                                           Canadian exchange. Jaspas is an "underwriter"
                                                           within the meaning of the Securities Act of 1933 in
                                                           connection with such sales.

INVESTING IN THE COMMON STOCK OF NYMOX INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                   _________________________________________

           The date of this prospectus is ___________________ , 2000.

                   _________________________________________

                               NOTE ABOUT CURRENCY

This prospectus provides financial information in United States dollars unless otherwise noted. The following table sets forth the high and low noon exchange rates, the average rates (average of the exchange rates on the last day of each month during the period) and the end of period rates for one United States dollar, expressed in Canadian dollars, from Dec.31, 1995 to Dec.31, 1999 as reported by the Federal Reserve Bank of New York. The noon exchange rate was $ ________ Canadian dollars to the United States dollar on _________________, 2000.

RECENT HISTORY OF THE EXCHANGE RATE FOR CANADIAN DOLLARS TO UNITED STATES
DOLLARS.

------------------- ----------------- ----------------- ----------------- ----------------- -----------------
PERIOD ENDED        Dec.31/95         Dec.31/96         Dec.31/97         Dec.31/98         Dec.31/99
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Period end          $1.3655           $1.3697           $1.4288           $1.5375           $1.4440
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Average             $1.3725           $1.3638           $1.3849           $1.4836           $1.4858
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
High                $1.4238           $1.3822           $1.4398           $1.5770           $1.5302
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Low                 $1.3285           $1.3310           $1.3357           $1.4075           $1.4440
------------------- ----------------- ----------------- ----------------- ----------------- -----------------

In this prospectus, the term "Nymox" refers to both Nymox Pharmaceutical Corporation and its wholly-owned subsidiary, Nymox Corporation and, where applicable, a predecessor private corporation, DMS Pharmaceuticals Inc.

                                   THE COMPANY

Nymox is a development stage biopharmaceutical company based in Kensington, Maryland and Saint Laurent, Quebec, Canada.

We specialize in the research and development of therapeutics and diagnostics for the aging population with an emphasis on Alzheimer's disease. Alzheimer's disease is a progressive, terminal brain disease of the elderly marked by an irreversible decline in mental abilities, including memory and comprehension, and often accompanied by changes in behavior and personality. It currently afflicts an estimated four million people in the United States and at least 20 million people worldwide. As the baby-boomer generation continues to age, these figures are expected to rise sharply.

AD7C(TM) Test

We market a proprietary diagnostic test for Alzheimer's disease, known as the AD7C(TM) Test, in the United States through our reference laboratory in Kensington, Maryland. The test is available both as a urine test, where the patient provides a first-morning urine sample for testing, and as a cerebrospinal fluid test, where a doctor draws a small sample of spinal fluid from the patient. The test measures the level of a brain protein that is elevated early in both the urine and the cerebrospinal fluid of patients with Alzheimer's disease. The test is accurate and specific to Alzheimer's disease and helps physicians make an early diagnosis of the disease.

The early diagnosis of Alzheimer's disease is important to physicians, patients and their families and enables them to make informed and early social, legal and medical decisions about treatment and care. Early diagnosis of Alzheimer's disease has become increasingly important with new improvements in drug treatment and care. Even a modest delay in institutionalization can mean substantial social and financial savings. Conversely, any testing procedure that could rule out Alzheimer's disease would eliminate the tremendous uncertainty and anxiety patients and their families otherwise face and would allow physicians to focus on the other, often reversible, causes of cognitive changes. Early diagnosis as facilitated by the AD7C(TM) test represents a potentially large cost-savings in the form of a reduced number of office visits, lab tests, scans and other procedures required by the traditional methods of diagnosis.

Products in Development

We are in the process of developing the following products:

7C GOLD(TM) AN IMPROVED VERSION OF OUR AD7C(TM) TEST

     We are developing an improved version of our AD7C(TM) Test that aids physicians in the diagnosis of Alzheimer's disease. This version is known as the 7C Gold test. At present, the AD7C(TM) Test is conducted in a specialized reference laboratory to which physicians send patient samples to be tested. The 7C Gold test is designed as a kit which permits the testing of patient samples either in a general purpose medical laboratory or in a physician's office. Subject to further laboratory and clinical validation and to any necessary regulatory approvals, we intend to sell the 7C Gold test worldwide within the next 12 to 18 months.

OTHER BIOCHEMICAL INDICATORS OF ALZHEIMER'S DISEASE

     We also hold exclusive patent rights to several other biochemical indicators for Alzheimer's disease, such as a protein referred to as 35i9 derived from the brain. We intend to use our extensive scientific, medical and commercial experience and know-how in the field of Alzheimer's disease in order to develop new diagnostic tests and treatments for the disease from these and other indicators.

DRUGS TARGETING SPHERONS

     We are a world leader in research and development into drugs for the treatment of Alzheimer's disease that target spherons. Spherons are microscopic, compact balls of protein found in the brains of all humans from age 1. Nymox researchers believe that spherons are the cause of Alzheimer's disease and that stopping or inhibiting the transformation of spherons into senile plaques, the characteristic injury found in the brains of Alzheimer's disease patients, will stop or slow the progress of this illness. We now have several drug candidates, which have shown promise in animal and other preclinical studies and for which we plan to seek regulatory approval to begin clinical studies for humans. You should be aware that there is no consensus among researchers about the causes or possible treatments of Alzheimer's disease and that other researchers do not share this belief that Spherons are the cause of Alzheimer's disease or are a target for the development of treatments for the disease. Nymox has patents covering both methods for using spherons as targets for developing drugs and for the actual drug candidates discovered.

NEW ANTIBACTERIAL AGENTS AGAINST INFECTIONS AND FOOD CONTAMINATION

     Outside of the area of the treatment and diagnosis of Alzheimer's disease, we are developing a new class of antibacterial agents for the treatment of urinary tract and other bacterial infections in humans which have proved highly resistant to conventional antibiotic treatments and for the treatment of E. coli 0157:H7 bacterial contamination in hamburger meat and other food and drink products.

Nymox Pharmaceutical Corporation was incorporated in Canada in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private company which had been carrying on research and development since 1989 on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer's disease.

Nymox's principal executive offices are located at:

     Nymox Pharmaceutical Corporation

          9900 Cavendish Boulevard, Suite 306
          St.-Laurent, Quebec, Canada
          H4M 2V2
          Phone: (800) 936-9669
          Fax: (514) 332-2227

     Nymox Corporation

          5516 Nicholson Lane Suite 100A
          Kensington, Maryland 20895
          Phone: (301) 984-0500
          Fax: (301) 984-2286.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

You should be aware that this prospectus contains forward-looking statements about, among other things, the anticipated operations, product development, financial condition and operating results of Nymox, proposed clinical trials and proposed transactions, including collaboration agreements.

By forward-looking statements, we mean any statements that are not statements of historical fact, including (but are not limited to) statements preceded by or that include the words, "believes", "expects", "anticipates", "hopes", "targets" or similar expressions.

In connection with the "safe harbor" provisions in the Private Securities Litigation Reform Act of 1995, we are including this cautionary statement to identify some of the important factors that could cause Nymox's actual results or plans to differ materially from those projected in forward-looking statements made by, or on behalf of, Nymox. These factors, many of which are beyond the control of Nymox, include Nymox's ability to:

     - identify and capitalize on possible collaboration, strategic partnering or divestiture opportunities,

     - obtain suitable financing to support its operations and clinical trials,

     -    manage its growth and the commercialization of its products,

     - achieve operating efficiencies as it progresses from a development-stage to a later-stage biotechnology company,

     -    successfully compete in its markets,

     - realize the results it anticipates from the clinical trials of its products,

     - succeed in finding and retaining joint venture and collaboration partners to assist it in the successful marketing, distribution and commercialization of its products,

     -    achieve regulatory clearances for its products,

     - obtain on commercially reasonable terms adequate product liability insurance for its commercialized products,

     - adequately protect its proprietary information and technology from competitors and avoid infringement of proprietary information and technology of its competitors,

     - assure that its products, if successfully developed and commercialized following regulatory approval, are not rendered obsolete by products or technologies of competitors and

     - not encounter problems with third parties, including key personnel, upon whom it is dependent.

Although Nymox believes that the forward-looking statements contained in this registration statement are reasonable, it cannot ensure that its expectations will be met. These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors."

                                  RISK FACTORS

An investment in shares of common stock of Nymox involves a high degree of risk.

You should carefully consider each of the risks and uncertainties described below along with all of the other information in this prospectus before deciding to invest in these shares.

IT IS UNCERTAIN WHEN, IF EVER, WE WILL MAKE A PROFIT.

We first began operations in 1995 and are only in the early stages of commercial marketing of our diagnostic test, the AD7C(TM) test. We have never made a profit. We incurred a net loss of CAN$6.9 million in 1998 and CAN$3.5 million for the first nine months of 1999. As of September 30, 1999, Nymox's accumulated deficit was CAN$21.2 million.

We cannot say when, if ever, Nymox will become profitable. Profitability will depend on our uncertain ability to generate revenues from the sale of our products and the licensing of our technology that will offset the significant expenditures required for us to advance our research, protect and extend our intellectual property and develop, manufacture, license, market, distribute and sell our technology and products successfully. Similar types of expenditures in the past have helped produce the net losses reported above.

WE MAY NOT BE ABLE TO RAISE ENOUGH CAPITAL TO DEVELOP AND MARKET OUR PRODUCTS.

Nymox has funded its operations primarily by selling shares of its common stock. Since late 1998, a small portion of the funds came from service revenues. However, service revenues have not been, and may not be in the foreseeable future, sufficient to meet our anticipated financial requirements.

We will continue to need to raise substantial amounts of capital for our business activities including our research and development programs, the conduct of clinical trials needed to obtain regulatory approvals and the marketing and sales of our products. Additional financing may not be available when needed, or, if available, may not be available on acceptable terms. If adequate funds on acceptable terms are not available, we may have to curtail or eliminate expenditures for research and development, testing, clinical trials, promotion and marketing for some or all of our products.

WE FACE CHALLENGES IN DEVELOPING AND IMPROVING OUR PRODUCTS.

The pharmaceutical and diagnostic industries are driven by rapid technological and scientific developments and changing customer needs. Nymox's success depends, in large part, on its ability to respond to our customers' requirements in a timely manner by developing or acquiring rights to new products or improvements to our existing products. We are still developing many of our products and have not yet brought them to market. We cannot assure you that we will be able to develop or acquire rights to such products and to market them successfully.

WE FACE SIGNIFICANT AND GROWING COMPETITION.

Rapidly evolving technology and intense competition are the hallmarks of modern pharmaceutical and biotechnology industries. Our competitors include:

     - major pharmaceutical, diagnostic, chemical and biotechnology companies, many of which have financial, technical and marketing resources significantly greater than ours;

     - biotechnology companies, either alone or in collaborations with large, established pharmaceutical companies to support research, development and commercialization of products that may be competitive with ours; and

     - academic institutions, government agencies and other public and private research organizations which are conducting research into Alzheimer's disease and which increasingly are patenting, licensing and commercializing their products either on their own or through joint ventures.

WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET OUR PRODUCTS.

To increase our marketing, distribution and sales capabilities both in the United States and around the world, we will need to enter into licensing arrangements, contract sales agreements and co-marketing deals. We cannot assure you that we will be able to enter into agreements with other companies on terms acceptable to us, that any licensing arrangement will generate any revenue for the company or that the costs of engaging and retaining the services of a contract sales organization will not exceed the revenues generated.

OUR PRODUCTS AND SERVICES MAY NOT RECEIVE NECESSARY REGULATORY APPROVALS.

Our AD7C(TM) testing service and our products in development are subject to a wide range of government regulation governing laboratory standards, product safety and efficacy. The actual regulatory schemes in place vary from country to country and regulatory compliance can take several years and involve substantial expenditures.

We cannot be sure that we can obtain necessary regulatory approvals on a timely basis, if at all, for our products in development and all of the following could have a material adverse effect on our business:

     - failure to obtain or significant delays in obtaining requisite approvals;

     -    loss of or changes to previously obtained approvals; and

     -    failure to comply with existing or future regulatory requirements.

The operation of our clinical reference laboratory in Maryland is regulated by the Health Care Financing Administration (HCFA) under the Clinical Laboratories Improvement Act of 1988. In addition, individual states like New York and Maryland have their own requirements for reference laboratories like ours that offer diagnostic services. In addition, the United States Food and Drug Administration (FDA) has its own regulations governing in vitro diagnostic products, including some of the reagents used in clinical reference laboratories. Any changes in HCFA or state law requirements or in the FDA regulations could have a detrimental impact on our ability to offer or market any reference laboratory services and/or on our ability to obtain reimbursement from the Medicare and Medicaid programs and providers.

Our diagnostic product in development, 7C Gold, will require prior approval from the FDA before being marketed, distributed and sold in the United States. Similar requirements exist in many other countries. In general, such approval requires clinical testing as to the safety and efficacy of the device and preparation of an approval application with extensive supporting documentation. If approved, the device would then be subject to postmarketing record and reporting obligations and manufacturing requirements. Obtaining these approvals and complying with the subsequent regulatory requirements can be both time-consuming and expensive.

In the United States, our drugs in development will require FDA approval, which comes only at the end of a lengthy, expensive and often arduous two-step process. We cannot predict with any certainty the amount of time the FDA will take to approve one of our drugs or even whether any such approval will be forthcoming. Similar requirements exist in many other countries.

PROTECTING OUR PATENTS AND PROPRIETARY INFORMATION IS COSTLY AND DIFFICULT.

We believe that patent and trade secret protection is important to our business, and that our success will depend, in part, on our ability to obtain strong patents, to maintain trade secret protection and to operate without infringing the proprietary rights of others.

The commercial success of products incorporating our technologies may depend, in part, upon our ability to obtain strong patent protection. We cannot assure you that additional patents covering new products or improvements will be issued or that any new or existing patents will be of commercial benefit or be valid and enforceable if challenged.

HEALTH CARE PLANS MAY NOT COVER OR ADEQUATELY PAY FOR OUR PRODUCTS AND SERVICES.

Throughout the developed world, both public and private health care plans are under considerable financial and political pressure to contain their costs. The two principal methods of restricting expenditures on drugs and diagnostic products and services are to deny coverage or, if coverage is granted, to limit reimbursement. For single-payer government health care systems, a decision to deny coverage or to severely restrict reimbursement for one of our products can have an adverse effect on our business and revenues.

In the United States, where, to a significant degree, the patient population for our products is elderly, Medicare and Medicaid are sources of reimbursement. In general, any restriction on reimbursement, coverage or eligibility under either program could adversely affect reimbursement to Nymox for products and services provided to beneficiaries of the Medicare and/or Medicaid programs. Many elderly people are covered by a variety of private health care organizations either operating private health care plans or Medicare or Medicaid programs subject to government regulation. These organizations are also under considerable financial constraints and we may not be able to secure coverage or adequate reimbursement from these organizations. Without coverage, we will have to look to the patients themselves who may be unwilling or unable to pay for the product; in turn, doctors may be reluctant to order or prescribe our products in the absence of coverage of the product for the patient.

THE FUTURE SALE OF ELIGIBLE SHARES MAY DILUTE NYMOX'S STOCK PRICE.

The issuance of further shares and the eligibility of issued shares for sale will dilute our common stock and may lower its share price. There are 20,003,804 common shares of Nymox currently issued and outstanding, not including the Shares covered by this prospectus. All but 36,600 of these shares are eligible for sale under Rule 144 or are otherwise freely tradable. Finally, 1,130,500 share options are outstanding, of which 891,000 are currently vested. The great majority of these options expire in 6 to 10 years. These options have been granted to employees, officers, directors and consultants of the company. Moreover, Nymox may use its shares as currency in acquisitions.

WE FACE POTENTIAL LOSSES DUE TO FOREIGN CURRENCY EXCHANGE RISKS.

A large portion of the corporation's expenses are derived in U.S. dollars. As a result, we are exposed to the risk of losses due to fluctuations in the exchange rates between the United States dollar and the Canadian dollar. We protect ourselves against this risk by maintaining cash balances in both currencies. We do not currently engage in hedging activities. We cannot say with any assurance that the company will not suffer losses as a result of unfavorable fluctuations in the exchange rates between the United States dollar and Canadian dollar.

WE HAVE NEVER PAID A DIVIDEND AND ARE UNLIKELY TO DO SO IN THE FORESEEABLE
FUTURE.

Nymox has never paid any dividends and does not expect to do so in the foreseeable future. We expect to retain any earnings or positive cash flows in order to finance and develop Nymox's business.

                        TRADING MARKET FOR COMMON SHARES

Nymox's common shares trade on the Nasdaq Stock Market. Nymox's common shares traded on the Nasdaq National Market from December 1, 1997 until September 16, 1999 when they began trading on the Nasdaq SmallCap Market. Nymox's common shares also traded on the Montreal Exchange from December 18, 1995 until November 19, 1999.

The following tables set out the high and low reported trading prices of the common shares on the Nasdaq Stock Market during the periods indicated.

------------------- ------------------------- ------------------------------ ------------------------------
Year                Quarterly Period                High Sales Price               Low Sales Price
------------------- ------------------------- ------------------------------ ------------------------------
       1997         4th Quarter                           $8.75                          $6.25
------------------- ------------------------- ------------------------------ ------------------------------
       1998         1st Quarter                          $13.625                        $5.688
                    ------------------------- ------------------------------ ------------------------------
                    2nd Quarter                          $8.375                          $5.75
                    ------------------------- ------------------------------ ------------------------------
                    3rd Quarter                          $7.375                         $2.5625
                    ------------------------- ------------------------------ ------------------------------
                    4th Quarter                           $6.25                          $2.50
------------------- ------------------------- ------------------------------ ------------------------------
       1999         1st Quarter                          $5.875                         $2.875
                    ------------------------- ------------------------------ ------------------------------
                    2nd Quarter                          $4.188                          $2.75
                    ------------------------- ------------------------------ ------------------------------
                    3rd Quarter                          $4.750                          $2.50
                    ------------------------- ------------------------------ ------------------------------
                    4th Quarter                          $4.625                          $2.50
------------------- ------------------------- ------------------------------ ------------------------------

According to information furnished to Nymox by the transfer agent for the common shares, as of January 31, 2000, total shares outstanding were 20,003,804. There were 891 holders of record of the common shares and 3,261 beneficial shareholders in total. Of these, 90 were holders of record of the common shares and 1,304 were beneficial shareholders with addresses in the United States and such holders owned an aggregate of 1,886,798 shares, representing 9.4% of the outstanding shares of common stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial data for Nymox for the periods indicated, derived from financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). The financial data for the years ended December 31, 1996, 1997 and 1998, has been extracted from audited financial statements included elsewhere in this registration statement. The financial data for the 1994 and 1995 (July and December) periods has been extracted from audited financial statements not included in this prospectus.

The selected financial data as at and for the nine months ended September 30, 1999 has been extracted from unaudited financial statements included elsewhere in this prospectus. Such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the information for the period presented.

We prepare our basic financial statements in accordance with Canadian GAAP and include, as a note to the statements, a reconciliation of material differences to United States GAAP.

Effective August 1, 1995, Nymox changed its fiscal year from a July 31 year-end to a December 31 year-end.

NYMOX PHARMACEUTICAL CORPORATION
Selected Consolidated Financial Data
(expressed in Canadian dollars)


                                                                                                        9 Months
                                                                                                         ending
                              July 31,    July 31,     Dec. 31,                                         Sept. 30,
                                1994        1995         1995      Dec. 31,    Dec. 31,     Dec. 31,      1999
                             (12 months) (12 months)  (5 months)      1996        1997        1998     (Unaudited)
                             ----------- ----------- ------------ ----------- ----------- ------------ -----------
Canadian GAAP

   Current Assets               -  0  -      11,963    2,268,097   2,896,234   2,526,335    3,909,241   1,855,966

   Capital Assets                12,576     338,953      366,155   1,317,973   1,419,462    1,846,979   1,610,772

   Total Assets                 239,403     350,916    2,634,252   4,214,207   3,945,797    5,756,220   3,466,738

   Total Liabilities             95,376     121,589      151,297     384,226     292,330      434,440     275,667

   Shareholders' Equity         194,027     229,327    2,482,955   3,829,981   3,653,467    5,321,780   3,191,071

   Revenues                     -  0  -     -  0  -      -  0  -     226,940     101,110      394,837     220,912

   Research & Development
     Expenditures (note 1)       55,325     371,939      571,215   2,116,000   2,412,349    3,013,237   1,221,866

   Net Loss                      58,325     377,570      693,846   3,699,064   4,999,455    6,903,611   3,479,058

   Loss per Share (note 2)      -  0  -        0.03         0.04        0.21        0.27         0.36        0.17

U.S. GAAP (note 3)

   Net Loss                      71,668     393,841    1,639,194   4,330,230   5,198,988    7,385,188   3,551,140

   Loss per Share (note 2)       - 0  -        0.03         0.11        0.25        0.28         0.38        0.18

   Shareholders' Equity         127,312     146,341    2,391,515   3,107,375   2,731,328    3,918,064   1,715,273

Notes:
1) We earn investment tax credits by making qualifying research and development expenditures. These amounts shown are net of investment tax credits.
2) For periods prior to December 31, 1995, the number of shares outstanding is assumed to be 15,000,000 representing the number of shares issued by Nymox to DMS Pharmaceuticals Inc. in September 1995. Nymox has never paid dividends on its common stock.
3) Reference is made to Note 10 of Nymox's audited financial statements as at and for the year ended December 31, 1998 for a reconciliation of differences between Canadian and U.S. GAAP.

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

                          INFORMATION ABOUT THE COMPANY

DIAGNOSTIC PRODUCTS FOR ALZHEIMER'S DISEASE

Alzheimer's disease is the most common cause of dementia in persons 65 years of age and older and is the fourth leading cause of death among the elderly. Despite the need for an accurate clinical test, the definitive diagnosis of the disease is possible only after the death of the patient by expert, pathologic examination of brain tissue.

The Surgeon General's Report on Mental Health, released on December 13, 1999, identified the importance and the need for the early detection and diagnosis of Alzheimer's disease. The report described the current approach to Alzheimer's disease diagnosis, clinical examination and the exclusion of other common causes of its symptoms, as time- and labor-intensive, costly and largely dependent on the expertise of the examiner. As a result, the illness is currently underrecognized, especially in primary care settings, where most older patients seek care. The report joined other experts writing in the field in recognizing the need for a better, more reliable method for diagnosing the disease in living patients and in particular, the need of a simple, accurate and convenient test that could detect a biochemical change early in patients with Alzheimer's disease. We believe our AD7C(TM) provides such a test.

The AD7C(TM) Test measures the level of a brain protein called neural thread protein which is elevated early in Alzheimer's disease as reported both in the scientific literature and at scientific conferences. Researchers at the Massachusetts General Hospital and Brown University led by Doctors Suzanne de la Monte and Jack Wands first found large amounts of the protein in the brains of patients known to have died with Alzheimer's disease. Subsequent research led to the characterization of the protein and the development of a highly sensitive test to detect the presence of the protein not only in brain tissue but also in the spinal fluid and urine of patients diagnosed with Alzheimer's disease. There is evidence that the protein is associated with the growth and sprouting of brain cells and accordingly one possible explanation for its increased production in the brains of patients with Alzheimer's disease may be as one of the body's responses to the widespread destruction of brain cells that occurs with AD. The protein is also associated with cell death in brain cell cultures in the laboratory and therefore may also play a role in the cell loss in the disease.

Nymox believes that its AD7C(TM) test can assist a physician faced with the task of diagnosing whether a patient has Alzheimer's disease. In company funded trials to date, involving over 500 clinical samples, the test results were positive for over 80% of the patients with verified Alzheimer disease and negative in over 89% of subjects without the disease (known as a low false positive rate). The low rate of positive results for patients without the disease is important for doctors investigating patients with subtle or marginal symptoms of mental, emotional, cognitive, or behavioral changes. If the doctor can rule out Alzheimer's with more assurance, a great deal of patient and family anguish and anxiety will be avoided. A low test score will help the doctor to be more certain that Alzheimer's disease is not the cause of the patient's symptoms and to target the other, often reversible causes of the patient's symptoms, such as depression.

These trials have been confirmed by verification of the diagnosis through postmortem examination of brain tissue. To date, several studies published in scientific publications or presented at scientific conferences have confirmed the accuracy of the AD7C(TM) test. These publications include the Journal of Clinical Investigation (1997; vol.100; pages 3093-3104), the Journal of Contemporary Neurology (1998; art. 4a) and two publications in the Journal of Clinical Laboratory Analysis (1998; vol.12: 285-288) and (1998; vol.12:223-226).

There can be no assurance that further studies will repeat the same level of success experienced to date.

Nymox provides the AD7C(TM) test for both spinal fluid and urine samples through its reference laboratory in Kensington, Maryland. A patient provides the necessary sample to his or her doctor who then forward the sample to our laboratory where our technical staff performs the tests. We then report the results to the doctor.

The AD7C(TM) test is an aid to diagnosis, to be considered together with patient history, physical examination and other relevant medical data. The test does not replace a physician's diagnosis. We believe that the appropriate use of the test leads to better, earlier and quicker diagnoses and associated cost-savings through the elimination of unnecessary and intrusive tests and examinations.

Nymox is developing an improved version of the AD7C(TM) test known as 7C Gold. The 7C Gold test when completely developed will permit the testing of urine or spinal fluid samples in a general purpose medical laboratory or a doctor's office rather than in a highly specialized reference laboratory. We expect that the 7C Gold test will increase the availability and acceptance of our test while lowering its cost to the patient or health care payer.

Nymox also is developing a new diagnostic test for Alzheimer's disease that detects a distinctive brain antigen referred to as 35i9 which we believe is also associated with Alzheimer's disease.

DEVELOPMENT OF THERAPEUTIC PRODUCTS FOR ALZHEIMER'S DISEASE

At present, there is no cure for Alzheimer's disease. There are two drugs approved by the FDA, tacrine (brand-name Cognex) and donezepil (brand-name Aricept) for the treatment of Alzheimer's disease. However, at most these drugs offer symptomatic relief for the loss of mental function associated with the disease and possibly help to delay the illness-progression. There is no consensus as to the cause of Alzheimer's disease or even whether it is one disease or many.

There is an urgent need for an effective treatment for the illness, caused in part by the rising health care, institutional and social costs for the treatment and care of Alzheimer's disease sufferers. The Surgeon General's Report on Mental Health released on December 13, 1999, put the direct health care costs for the illness in the United States at almost $18 billion for 1996. In a 1998 statement to the House Appropriations Subcommittee, the Director of the National Institute on Aging, Dr. Richard J. Hodes, estimated that the cost of care to family, caregivers and society in general was as much as $100 billion per year.

These costs are expected to rise sharply as the baby boom generation ages and more people become at risk for the disease. According to Dr. Hodes, the number of Americans aged 65 or over, now some 34 million, is expected to more than double by year 2030. Within this group, the population of persons over the age of 85 is the fastest growing segment. As people live longer, they become more at risk of developing Alzheimer's disease.

Nymox's research into drug treatments for Alzheimer's disease is aimed at compounds that could arrest the progression of the disease and therefore are targeted for long term use.

Nymox researchers believe that spherons are the cause of senile plaques, the characteristic injury found in the brains of patients suffering from Alzheimer's disease and widely believed to be at the root of the illness. Spherons are unique, microscopic-sized balls of protein found in every person's brain from age 1. As we age, our spherons grow larger until the cells they are in can no longer hold them. Nymox researchers believe that, once freed, the spherons burst to form senile plaques and so set off a chain of events leading to the loss of brain cells and brain function associated with Alzheimer's disease. In 1998, Nymox researchers summarized their findings in the Journal of Alzheimer's Disease and in IOS Press - Drug News & Perspectives. These summaries set forth 20 important criteria of validity correlating the disappearance of spherons in old age with the appearance of senile plaques and implicating spherons as the cause of Alzheimer's disease

Based on these research findings, Nymox developed proprietary screening systems and used them to discover, develop and test drug candidates to inhibit the formation of Alzheimer plaques from spherons. These candidates have the potential to slow or stop the progression of the disease. Its most promising compound, NXD-2858, has shown the capability of being taken orally and of crossing the blood-brain barrier into the brain. To date, this compound shows no significant evidence of toxicity or significant potential side effects. Nymox also has two other distinct new drug candidates, NXD-3109 and NXD-1191, neither of which demonstrate significant toxicity and both of which had positive animal testing results.

Nymox also developed a unique drug screening system, based on the research that led to its AD7C(TM) test, to identify other potential drug candidates for the treatment of Alzheimer's disease. Dr. Suzanne de la Monte and other researchers at the Massachusetts General Hospital identified the gene that produces neural thread protein, the brain protein detected by Nymox's AD7C(TM) test. In this system, researchers inserted the AD7C gene into human brain cells, triggering the production of the AD7C brain protein associated with Alzheimer's disease. The genetically-altered cells then begin to sprout new growths, start to degenerate and finally die prematurely. Nymox screened compounds for their ability to impede this process of premature cell death and thus potentially slow or halt the loss of brain cells in the Alzheimer's disease brain. Nymox licensed this technology in 1997 from the Massachusetts General Hospital as part of a sponsored research and licensing agreement.

In November, 1999, Dr. Ben Wolozin of Loyola University Medical Center in Chicago reported at the annual meeting of the Society for Neuroscience his findings that some members of a class of anti-cholesterol drugs called statins may delay or prevent the onset of Alzheimer's disease. Dr. Wolozin licensed the commercial and patent rights to this discovery to Nymox.

ANTI-INFECTIVES

In the last ten years there has been a growing recognition of the increasing problem of antibiotic-resistant infections and the need for truly novel antibacterial drugs. A recent example of this recognition can be found in the European Commission report dated May 28, 1999, "Opinion of the Scientific Steering Committee on Antimicrobial Resistance."

In the field of infectious disease treatments, Nymox has developed three new antibacterial agents:

     - NXB-4221 for the treatment of difficult chronic and persistent urinary tract infections;

     -    NXB-5886 for the treatment of streptococcal infection; and

     -    NXT-1021 for the treatment of staphylococcal infection.

Urinary tract infections in women caused by bacteria such as E. coli have become increasingly resistant to conventional antibiotic treatment. Some varieties of streptococcus and staphylococcus bacteria, a common source of infection in humans, have acquired a broad immunity to antibiotic treatments. Infections from these antibiotic resistant bacteria are difficult to treat and can be life threatening. Nymox's three antibacterial agents have all shown the ability to kill their bacterial targets in culture with no signs of toxicity.

E. coli contamination of food and drink is a serious public health problem worldwide and a major concern for meat processors in particular. E. coli bacteria occur normally and usually harmlessly in the gastrointestinal tracts of humans, cows and other animals. However, one mutant variety of the E. coli bacteria, E. coli 0157:H7, can cause life-threatening illness and has been implicated in cases of severe diarrhea, intestinal bleeding and kidney failure, leading, in some cases, to death in children and the elderly. E. coli contamination in hamburger meat and other food products and in drinking water affects about 100,000 people a year.

Nymox developed a potent new antibacterial agent, NXC-4720. Tests of NXC-4720 show it to be highly effective against all known substrains of E. coli 0157:H7, the bacteria implicated in these severe cases of food and drink contamination. Tests of NXC-4720 show that it destroys E. coli 0157 strains, including H7, efficiently, rapidly and at a very low dose. In 1999, we began further trials for this agent and expect to complete them in 2000. Nymox has patent rights to these and other antibacterial agents.

COMPETITION

In the field of Alzheimer's disease diagnosis, our AD7C(TM) Test faces growing competition which could detrimentally impact on our ability to successfully market and sell our diagnostic test. Our competitors include:

     - Athena Diagnostics, Inc. which is currently marketing three tests claimed to aid in the diagnosis of Alzheimer's disease: a genetic test for the rare cases of familial, early-onset Alzheimer's disease; a genetic test for a relatively common mutation of a gene said to increase the likelihood of a person with at least one of the genes contracting the disease; and a test for two proteins in the spinal fluid of patients.

     - Mitokor, Inc. which developed a blood test known as Mito-Load that looks for certain mutations in mitochondrial DNA said to be associated with Alzheimer's disease. Mitokor recently entered into a non-exclusive licensing agreement in Japan for the marketing and sale of its product there.

     - Synapse Technologies, Inc. which developed a blood test known as p97 Diagnostic that detects a protein said to be diagnostic of Alzheimer's disease. Synapse Technologies also licensed its technology for use in Japan.

     - NeuroLogic, Inc. announced in September, 1999 that it acquired an exclusive world-wide license to a cellular test for Alzheimer's disease.

There are also a number of other proposed biochemical signs of the disease that could potentially be developed into a commercial diagnostic test as well as various scanning and imaging technologies which might compete some day for a portion of the diagnostic market for Alzheimer's disease.

We also face intense competition for the development of an effective treatment for Alzheimer's disease. The market conditions for an Alzheimer's disease drug strongly favor the entry of other corporations into the area. The current market for therapeutic drugs for Alzheimer's disease is an estimated $2 billion. This market is expected to grow rapidly as new drugs enter the market and as the baby boom generation becomes more at risk for developing Alzheimer's disease. As a result, most of the major pharmaceutical companies and many biotechnology companies have ongoing research and development programs for drugs and treatments for Alzheimer's disease. Many of these companies have much greater scientific, financial and marketing resources than we have and may succeed in developing and introducing effective treatments for Alzheimer's disease before we can. At present, only one drug for Alzheimer's disease is being widely marketed in the United States, Aricept by Pfizer. Aricept only treats some of the symptoms of Alzheimer's disease by enhancing memory and other mental functions and not the underlying causes of the illness.


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

A similar competitive reality prevails in the field of novel anti-infectives. Over the past ten years, there has been an increasing awareness of the medical need and of emerging market opportunities for new treatments for antibiotic resistant bacterial infections. Many of the major pharmaceutical companies are developing anti-infective drugs that either modify their existing drugs or involve new anti-bacterial properties. Many biotechnology companies are developing new classes of anti-bacterial drugs. At least three major pharmaceutical companies have vaccines against bacterial infections in development. To the extent that these companies are able to develop drugs or vaccines that offer treatment for some or all of the indications for our anti-infectives, the market for our products may be adversely affected.

The problem of E. coli 0157:H7 contamination of hamburger meat and other food products is also well-known and a number of companies and researchers have been pursuing various potential solutions, including irradiation with x-rays, better detection of contamination, electronic pasteurization, vaccination and competitive exclusion of the pathogenic E. coli bacteria by harmless bacteria. The development of alternative solutions to the problem of E. coli infection may adversely affect the market for our treatment for E. coli 0157:H7 infection in cattle and contamination of food products.

GOVERNMENT REGULATION

Any therapeutic product developed by Nymox would have to receive regulatory approval. In the United States, once a product receives regulatory approval to begin clinical testing, it must go through four distinct development and evaluation stages:

     - Product Evaluation.

     Nymox must conduct preliminary studies of potential drug candidates using various screening methods to evaluate their products for further testing, development and marketing.

     - Optimization of Product Formulation.

     The activities in this stage of development involve consultations between the Company and investigators and scientific personnel. Preliminary selection of screening candidates to become product candidates for further development and further evaluation of drug efficacy is based on a panel of research based biochemical measurements. Extensive formulation work and in vitro testing are conducted for each of various selected screening candidates and/or product candidates.


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

     - Clinical Screening and Evaluation.

     During this phase of development, portions of which may overlap with product evaluation and optimization of product formulation, initial clinical screening of product candidates is undertaken and full scale clinical trials commence.

     - Final Product Development.

     The activities to be undertaken in final product development include performing final clinical evaluations, conducting large-scale experiments to confirm the reproducibility of clinical responses, making clinical lots for any additional extensive clinical testing that may be required, performing any further safety studies required by the FDA, carrying out process development work to allow pilot scale production of the product, completing production demonstration runs for each potential product, filing new drug applications, product license applications, investigational device exemptions (and any necessary supplements or amendments) and undergoing comprehensive regulatory approval programs and processes.

Nymox cannot assure you that it will successfully complete the development and commercialization of any therapeutic products.

PROPERTY

Our laboratory facilities in Kensington, Maryland comprise 5,504 square feet of leased space. The lease expires on March 31, 2000. Our office and research facilities in Saint Laurent, Quebec, Canada comprise 6,923 square feet of leased space. The lease agreement expires on August 31, 2003. Nymox owns a full complement of equipment used in all aspects of its research and development work and its reference laboratory. Nymox believes that its facilities are adequate for its current needs and that additional space, if required, would be available on commercially reasonable terms.

LEGAL PROCEEDINGS

Nymox's United States subsidiary, Nymox Corporation, commenced an action against a former employee, Hossein Ali Ghanbari, in Montgomery County, Maryland, for repayment of two promissory notes. On August 5, 1999, the court granted Nymox Corporation's Motion for Partial Summary Judgment in the sum of $168,731.83.

Hossein Ali Ghanbari has made counterclaims against Nymox Corporation. On February 3, 2000, the large majority of these counterclaims were dismissed on a motion for summary dismissal. The remaining counterclaims allege that Nymox Corporation allegedly defamed Ghanbari, that Nymox Corporation wrongfully discharged Ghanbari and that Nymox Corporation failed to apply on time to the Province of Quebec for a tax holiday for Ghanbari. Ghanbari has claimed that he is entitled to compensatory damages totaling $10.5 million and punitive damages totaling $10 million. Nymox Corporation denies the allegations raised in the counterclaims, believes the counterclaims lack merit and is vigorously defending these counterclaims.

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

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

OVERVIEW

We are a development stage biopharmaceutical company that specializes in the research and development of therapeutics and diagnostics for the aging population with an emphasis on Alzheimer's disease.

We market and provide a clinical laboratory test, the AD7C(TM) test that is an aid to the diagnosis of Alzheimer's disease. We have under development an improved version of the AD7C(TM) test, 7C Gold, which, when completed and approved, can be used in a general purpose medical laboratory or a doctor's office rather than in a highly specialized reference laboratory.

We also have under development therapeutic agents for the treatment of Alzheimer's disease and of certain antibiotic-resistant infections as well as antibacterial agents for E. coli contamination of food and drink products.

We began generating revenue from sales of our AD7C(TM) test in 1997.

LIQUIDITY AND CAPITAL RESOURCES

We fund our operations and projects primarily by selling shares of Nymox's common stock. However, since 1997, a small portion of our funding came from service revenues. This source of funding became more significant in late 1998, following the launch of our urinary version of the AD7C(TM) test. Since its incorporation in May, 1995, Nymox raised the capital necessary to fund its on-going research and development work and its marketing and sales operations primarily through private placements of its shares.

In December 1995, Nymox completed an initial private placement of 1,578,635 common shares at a price of CAN$2.00 per share for CAN$3,157,270 to finance its activities.

On December 18, 1995, the shares of Nymox were listed on the Montreal Stock Exchange. Since then, the private placements completed by Nymox are as follows:

     - April 1996, 877,300 common shares at a per share price of CAN$6.00 for aggregate net proceeds of CAN$5,263,800;

     - May 1997, 696,491 common shares at a price of CAN$6.50 and warrants exercisable at a price of CAN$8.50 per share for a total consideration of CAN$4,527,191. In 1998, all 696,491 of these warrants were exercised for additional proceeds to Nymox of CAN$5,920,174;

     - May 1998, 231,630 common shares at a price of CAN$8.50 for total proceeds of CAN$1,968,855. A total of 110,000 warrants were issued as well, exercisable at prices of CAN$8.50 per share (50,000) and CAN$10.00 per share (60,000). These warrants have since expired;

     - January, 1999, 190,000 common shares at CAN$8.50 per share, for total proceeds of CAN$1,615,000. A total of 95,000 warrants were issued as well, exercisable at the price of CAN$10.00 per share. These warrants have since expired; and

     - September, 1999, 122,000 common shares at CAN$5.00 per share, for total proceeds of CAN$610,000

In total, Nymox has raised over CAN$24 million, since its incorporation in May 1995.
We expect the stock purchase agreement with Jaspas, described below in the section entitled "The Common Stock Purchase Agreement", to provide significant, long-term financing that will enable us to advance our research and product development for the next three years. We plan to seek additional capital within the limits on financing contained in the common stock purchase agreement in order to accelerate product development and marketing and obtaining necessary regulatory approvals.
We have no financial obligations of significance other than long-term lease commitments for our premises in Canada and the United States of CAN$27,562 per month and ongoing research funding payments to a U.S. medical facility totaling $172,000 for 1999.

RESULTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED
SEPTEMBER 30, 1998
Revenue
In the last quarter of 1998, we launched our urinary version of the AD7C(TM) test. This resulted in a 196% increase in our revenues from this service from CAN$60,135 for the nine months ending September 30, 1998 to CAN$178,496 for the same period in 1999. This increase is attributable to more sales of our AD7C(TM) test.
Our 7C Gold test successfully completed its initial key validation studies in September 1999 and we plan to apply for FDA approval in 2000. We expect that approval of the 7C Gold test will have a positive impact on the acceptance of our test in the medical and health care communities and on our marketing and sales.


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
Expenses
We were able to reduce expenses from CAN$5,510,528 for the nine months ending September 30, 1998 to CAN$3,767,349 for the same period in 1999. The two principal areas of savings were in marketing, with a reduction in expenditures from CAN$2,570,594 to CAN$1,057,545 and, to a lesser extent, in research and development, from CAN$2,198,823 to CAN$1,241,011. These savings were partly offset by a rise in general, administrative and cost of sales from CAN$608,894 to CAN$1,305,242. This rise is attributable to an increase in cost of sales of CAN$258,252 resulting from the increase in sales of the AD7C(TM) test, in professional fees of CAN$287,540, mostly legal fees, and in salaries of CAN$150,000 (re: hiring of an additional executive level employee).

The result of an increase in revenue and a decrease in expenses was a decline in the net loss per share from CAN$0.27 for the nine months ending September 30, 1998 to CAN$0.17 for the nine months ending September 30, 1999.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 1999, cash, short term investments and subscriptions receivable totaled CAN$1,335,765. We invested CAN$136,418 in additional capital assets in the nine months ended September 30, 1999, consisting mostly of patent costs, compared to CAN$298,169 in the same period in 1998. The decrease is attributable to a reduction in purchases of equipment.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997


Revenue

Revenues on service fees for the AD7C(TM) test amounted to Can$151,263 for the year ended December 31, 1998, compared with CAN$24,584 for the year ended December 31, 1997. More than half of these revenues were generated in the last two months of 1998 when we launched the urinary version of our AD7C(TM) urine test service through our reference laboratory service in Kensington, Maryland. All of the service fee revenue was derived in the United States.

Interest revenue increased to CAN$243,574 in 1998 compared to CAN$76,526 in 1997, derived from interest earned on the cash and short-term investments received from the private placements referred to previously.

Expenses

Research and development expenditures amounted to CAN$3,019,015 for the year ended December 31, 1998, compared with CAN$2,562,349 for the year ended December 31, 1997. The increase is principally attributable to increased expenditures on reagents and clinical studies related to R&D in therapeutics and anti-infectives (net increase CAN$476,677) at the Rockville, Maryland laboratory during the year. In 1998, research tax credits amounted to CAN$5,778 compared to CAN$150,000 in 1997. The reduction in tax credits is attributable to the transfer of research and development activities to the United States.

Marketing expenses amounted to CAN$3,240,242 for the year ended December 31, 1998 compared to CAN$1,925,654 for the year ended December 31, 1997. A major marketing effort in 1998 accounted for the increased expenditures; the effort focused specifically on mass mailings and publicity (net increase CAN$827,189) and presentations at conferences (net increase CAN$579,496). We anticipated reducing expenditures in this area in 1999 and in fact did so.


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
General and administrative expenses amounted to CAN$896,201 for the year ended December 31, 1998, compared with CAN$589,524 in the year ended December 31, 1997. The increase is attributable to increases in professional fees (net increase CAN$193,736) and increased costs related to shareholder relations (net increase CAN$73,146). Increases in both areas result from first time contracts in 1998 with shareholder relations and public relations firms.

Net losses for the period ended December 31, 1998 were CAN$6,903,611, or CAN$0.36 per share, compared to CAN$4,999,455, or CAN$0.27 per share, for the period ended December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

Expenses

Research and development expenditures represented our most significant expenditure and amounted to CAN$2,562,349 for the year ended December 31, 1997, compared with CAN$2,356,000 for the year ended December 31, 1996. The increased expenses were largely attributable to increased expenditures related to laboratory expenses (CAN$178,000) at the Rockville, Maryland laboratory during the year. The Rockville facility was in operation for only 10 months in 1996. We also paid its third installment under its research and license agreement with Massachusetts General Hospital in the amount of CAN$311,310, which was CAN$36,000 higher than the 1996 payment. Under the agreement, we were obligated to make certain regularly scheduled payments to Massachusetts General as research grants in exchange for royalties from any sales of resulting products. Gross research and development expenditures were partially offset by research tax credits available to us in Quebec. In 1997, research tax credits amounted to CAN$150,000 compared to CAN$240,000 in 1996. The reduction was attributable to the transfer of certain research and development activities to the United States.

Marketing expenses in 1997 amounted to CAN$1,925,654 for the year ended December 31, 1997 compared to CAN$1,253,894 for the year ended December 31, 1996. Expenditures in 1997 consisted largely of the costs of establishing and maintaining a sales and marketing force (CAN$1,135,000) and costs related to marketing activities such as presentations at conferences, publicity, travel, general expenses, printing and postage (CAN$790,000). Expenditures in 1996, consisted of publicity related costs in connection with pre-marketing of the AD7C(TM) test (CAN$746,000), salaries (CAN$178,000) and other costs related to marketing activities (CAN$330,000).

General and administrative expenses amounted to CAN$589,524 for the year ended December 31, 1997 compared with CAN$497,179 in the year ended December 31, 1996. The increase was attributable to legal costs and expenses related to United States public company registration and the NASDAQ listing (CAN$119,600).

INFLATION

We do not believe that inflation has had a significant impact on the results of our operations.

                               RECENT DEVELOPMENTS

ACQUISITION OF A CONTROLLING INTEREST IN SEREX, INC.
On January 8, 2000, we entered into an agreement to acquire a controlling interest in Serex, Inc. under a share purchase agreement with Dr. Judith Fitzpatrick, the Chief Executive Officer and majority shareholder of Serex. On March ____, 2000, we closed this acquisition.
Under the share purchase agreement, we purchased 1,008,250 shares of Serex or 72.3% of the common stock of Serex from Dr. Judith Fitzpatrick in exchange for 187,951 shares of Nymox and warrants to purchase 115,662 shares of Nymox at a price of $3.70. The acquisition price was based on the closing market price for Nymox shares as of Nov. 16, 1999 wich was $3.3438.
The Nymox shares and warrants we issued to Dr. Fitzpatrick are subject to restrictions on their resale or transfer both under United States securities laws, rules and regulations and under the stock purchase agreement. We agreed to file a registration statement with the Securities and Exchange Commission covering the Nymox shares and warrants by November 8, 2000. However, Dr. Fitzpatrick has also agreed that her Nymox shares would only become eligible for sale, subject to any restrictions imposed by United States securities laws, in accordance with the following schedule:

     -    35,000 shares immediately eligible for sale upon issuance;

     -    30,000 shares on April 8, 2000;

     -    30,000 shares on July 8, 2000;

     -    30,000 shares on October 8, 2000;

     -    30,000 shares on January 8, 2001; and
     -    32,951 shares on April 8, 2001.
Dr. Fitzpatrick has also agreed that she may only exercise her warrants to purchase 115,662 Nymox shares according to the following timetable:

     -    30,000 warrants, to be exercisable on or after January 8, 2001;

     -    30,000 warrants, to be exercisable on or after January 8, 2002;

     -    30,000 warrants, to be exercisable on or after January 8, 2003; and

     -    25,662 warrants, to be exercisable on or after January 8, 2004.

The warrants have a five-year term beginning on January 8, 2000.

Serex has issued convertible preferred shares, 10,137 to a major pharmaceutical company and 10,137 to a major diagnostic company, under a series of licensing and development agreements. The holders of these preferred shares have the right to convert their preferred shares to common shares according to a formula set out in Serex's amended articles of incorporation. At present, one preferred share would convert to ten common shares. If converted to common stock, the preferred shares would represent 14.5% of the outstanding common stock of Serex.

The preferred shareholders have a right to vote with the holders of the common stock of Serex as if they had converted their preferred shares to common stock.

The preferred shareholders also have a right to redeem up to 50% of their shares in certain circumstances after March 31, 2000 for a payment of $39.46 per preferred share redeemed. Thus, if the full 50% of preferred shares were redeemed, the redemption price would be $400,000.

The preferred shares also have preferential rights ahead of the common shares, to any dividends and to the assets of the corporation on liquidation, dissolution or winding up of the affairs of Serex. On merger or consolidation of Serex, the preferred shareholders may, in certain circumstances, elect to treat the merger or consolidation as a liquidation and to receive the redemption price for their shares; otherwise the preferred shares would be converted into common shares based on the conversion formula and treated like the other common shares.

SEREX, INC.

Serex is a privately held diagnostic company that was founded in 1983 and is based in Maywood, New Jersey.

Serex developed and patented its particle valence technology, a unique, highly sensitive, new method to detect very small amounts of biochemical indicators in body fluids such as blood, urine and saliva. Serex incorporated this technology in its LabTab(TM) assay, which enables the easy and rapid testing of samples by general-purpose medical laboratories or in doctors' offices. Serex also licensed the Japanese rights to two of its principal patents to Mizuho Medy Co. Ltd. of Japan.

Serex's diagnostic technology can be adapted to detect a wide range of biochemical indicators for diseases, conditions and drug use.

Serex developed its NicoMeter(TM) which can reliably detect one of the metabolic products of nicotine in human urine and saliva, enabling it to determine the level of exposure to tobacco products. The urine-based NicoMeter(TM) is currently being manufactured under contract by Mizuho USA and marketed and sold under a distribution agreement dated June 10, 1999 by Jant Pharmacal Corporation.

Serex is developing Nymox's 7C Gold test, using its patented diagnostic technology to detect in urine and spinal fluid the levels of the brain protein implicated in Alzheimer's disease and measured by Nymox's AD7C(TM) test.

Serex has under development a test that can detect biochemical indicators of cholesterol in human saliva and therefore provide an inexpensive, convenient and reliable method of determining and monitoring cholesterol levels.
In November, 1999, Serex was granted a United States patent for an antibody and for the use of the antibody in its technology in order to detect one of the biochemical indicators for the loss of bone matter, which is a sign of osteoporosis, the most common bone disease in people. Osteoporosis results from the progressive loss of bone material and can cause disabling and potentially life-threatening bone fractures in particular of the spine and the hips. It is most common in the elderly and in post-menopausal women.
Serex has also used its patented technology to develop products to detect an early indicator of pregnancy and to detect a brain protein implicated in certain brain diseases.

Serex also did preliminary work on tests designed to detect indicators for heart disease and for blood sugar levels in a type of diabetes and to monitor therapeutic drug levels.

Since 1996, Serex has collaborated with at least three major pharmaceutical companies and two diagnostic companies under licensing and development agreements concerning the development of some of these products. These agreements contain confidentiality provisions that prohibit the disclosure of their terms.

EMPLOYMENT AGREEMENT WITH DR. JUDITH FITZPATRICK

Dr. Judith Fitzpatrick has also agreed to assume a position as Vice-President for Scientific Affairs of Nymox and to continue on as Chief Executive Officer of Serex.

Dr. Fitzpatrick, 53, received a Ph.D. in immunology from Mt. Sinai Medical School (City College of NY) in 1981 and from 1981 to 1984 was employed by Becton Dickinson as a Senior Scientist. She founded Serex in 1984 and has extensive experience both in the scientific and commercial aspects of the development of diagnostic tests. From 1984 to the early 1990s, she developed and supervised the manufacture of laboratory tests for drugs and proteins of interest to the life insurance industry. At one point, Serex was providing over six million tests per year. In the early 1990s, Serex switched to a strip format technology to exploit the emerging point-of-care markets. Dr. Fitzpatrick is a co-inventor of Serex's patented diagnostic system.

The employment agreement between Nymox and Dr. Fitzpatrick has a term of four years, renewing automatically at the end of the term on a year-to-year basis subject termination by either party. Dr. Fitzpatrick's compensation is $125,000 a year and includes the grant of options to purchase 40,000 Nymox shares at $3.70 per share under the Nymox Share Option Plan. The agreement provides that these options shall vest as follows:

     -    10,000 on January 8, 2001;

     -    10,000 on January 8, 2002;

     -    10,000 on January 8, 2003; and

     -    10,000 on January 8, 2004.

The options expire on January 7, 2009.

The employment agreement envisages Dr. Fitzpatrick continuing with the development of Nymox's 7C Gold test and Serex's diagnostic products as well as participating in Nymox's research and development of treatments for Alzheimer's disease, its anti-infectives program and other scientific projects.

                                 USE OF PROCEEDS

We will not realize any proceeds from the sale of the common shares by Jaspas; rather, Jaspas will receive those proceeds directly. However, we will receive cash infusions of capital if and when Jaspas purchases our common shares in accordance with the stock purchase agreement with Jaspas or with the stock purchase warrant. We intend to use the proceeds from the sale of common shares to Jaspas to fund our continuing research, our product development programs and necessary clinical trials, as well as for marketing, working capital and other general corporate purposes.

                       THE COMMON STOCK PURCHASE AGREEMENT

SUMMARY
Nymox and Jaspas Investments Limited, a British Virgin Islands corporation, signed a common stock purchase agreement dated November 1, 1999 for the future issuance and purchase of Nymox's common shares. The transaction closed on November 12, 1999. The stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.
In general, the draw down facility operates like this: the investor, Jaspas, committed up to $12 million to purchase Nymox's common shares of Nymox over a thirty month period. Once a month, Nymox may request a draw of up to $750,000 of that money, subject to a formula based on average stock price and average trading volume, setting the maximum amount of any request for any given draw. At the end of a 22 day trading period following the draw down request, the amount of money that Jaspas will provide to Nymox and the number of shares Nymox will issue to Jaspas in return for that money is settled based on the formula in the stock purchase agreement. Jaspas receives a six (6%) percent discount to the market price for the 22 day period and Nymox receives the settled amount of the draw down less a 3% placement fee payable to the placement agent, Ladenburg Thalmann & Co. Inc., which introduced Jaspas to Nymox. Ladenburg Thalmann is not obligated to purchase any Nymox shares.

The facility is based on a "use-it-or-lose" principle. We are under no obligation to request a draw for any month. However if we do not request a draw for a given month, we may never to be able to draw those funds again. We may make up to a maximum of twenty-four (24) draws; however, the aggregate total of all draws cannot exceed $12 million.

In lieu of providing Jaspas with a minimum draw down commitment, we agreed to issue to Jaspas a stock purchase warrant to purchase up to 200,000 shares of our common stock with an exercise price of 110% of our share price on the closing date of November 12, 1999 or $4.53. Jaspas may purchase under the warrant up to 100,000 Nymox shares any time between November 30, 1999 and November 30, 2004. Jaspas may purchase the remaining 100,000 shares if and only if we do not draw down at least $7 million within 18 months of _____________, 2000.

THE DRAW DOWN PROCEDURE AND THE STOCK PURCHASES

We may make up to twenty-four draw downs during the term of the stock purchase agreement.

We may request a draw down by faxing a draw down notice to Jaspas, setting out the amount of the draw down we wish to exercise and the minimum threshold price, if any, at which we are willing to sell the shares.

The minimum draw down amount is $150,000. The maximum is $750,000 subject to the following limiting formulas:

- For draw downs greater than $500,000 and up to $500,000

Maximum amount of draw down        = 20% of average stock price multiplied by average trading volume multiplied by 22

where

Average Stock Price                = Average of the daily price of Nymox's shares for the 22 trading days PRIOR to the draw down period

Average Trading Volume             = Average daily trading volume for the 45 trading days PRIOR to the draw down period.

- For draw downs greater than $500,000 and up to $750,000

If, during the 30 Trading Days prior to the draw down notice, the average daily trading volume is at least 60,000 shares and the average of the average daily price is at least $4.50 per share, then we may draw up to $750,000.

The next 22 trading days immediately following the draw down notice are used to determine the actual amount of money Jaspas will provide and the number of shares Nymox will issue in return. The 23rd trading day is the draw down exercise date when the amount of the draw and the number of shares to be issued is calculated based on the following formula:

number of common shares                   = Sum over each of
                                            the 22 trading days of 1/22 of the
                                            draw down amount divided by 94% of
                                            the daily price for Nymox shares on
                                            each trading day.

If the daily price for any given trading day during the draw down period is below the threshold price set by Nymox in the draw down notice, then that day is not included in the calculation of the number of shares to be issued and the draw down amount that Jaspas is to pay to Nymox is correspondingly reduced by 1/22 for that day. Thus, if the daily price for that day is below the threshold price Nymox will not issue any shares and Jaspas will not purchase any shares for that day.

The following is an example of the calculation of the draw down amount and the number of shares to be issued to Jaspas in connection with that draw down based on certain assumptions.

Sample draw down amount calculation.

     - Nymox provides a draw down notice to Jaspas that it wishes to draw down $400,000.

     - The average of daily volume weighted average price of Nymox's common shares for 22 trading days prior to the draw down notice is $3.50.

     - The average daily trading volume for the 45 trading days prior to the draw down notice is 25,000 shares.

     -    The maximum dollar amount that can be drawn down is:

          20% of $3.50 multiplied by 25,000 multiplied by 22 or $385,000.

On these assumed facts, Nymox could draw $385,000 out of the $400,000 requested in the draw down notice.

Sample calculation of number of shares

Assume that the maximum draw down amount for the draw down period is $385,000 and assume that the daily volume weighted average price for Nymox's shares is as set out in the table below. The number of shares to be issued based on any trading day during the draw down period is calculated from the formula:

     (1/22 of the draw down amount) divided by (94% of the daily price).

For the first trading day in the example in the table below, the calculation is as follows:

     (1/22 of $385,000) divided by (94% of $3.50 per share) or 5,319 shares.

The number of shares to be issued for the draw down period in the example is calculated as follows:

     - for each trading day in the 22 day period, the number of shares to be issued is based on the daily price of Nymox's shares for that day and calculated using the formula above; and

     - the number of shares to be issued for each of the 22 trading days is then totaled to arrive at the number of shares to be issued to Jaspas at the end of the draw down period for the purchase price of $385,000, the draw down amount.

------------------------ -------------------------- ------------------------- ----------------------------------
                                                    1/22 of Draw Down         Number of Shares to be issued
      Trading Day        Daily Stock Price          Amount of $385,000        based on that trading day.
------------------------ -------------------------- ------------------------- ----------------------------------
           1                       $3.50                    $17,500                         5,319
------------------------ -------------------------- ------------------------- ----------------------------------
           2                      $3.625                    $17,500                         5,136
------------------------ -------------------------- ------------------------- ----------------------------------
           3                       $3.50                    $17,500                         5,319
------------------------ -------------------------- ------------------------- ----------------------------------
           4                      $3.375                    $17,500                         5,516
------------------------ -------------------------- ------------------------- ----------------------------------
           5                       $3.50                    $17,500                         5,319
------------------------ -------------------------- ------------------------- ----------------------------------
           6                       $3.75                    $17,500                         4,965
------------------------ -------------------------- ------------------------- ----------------------------------
           7                      $3.875                    $17,500                         4,804
------------------------ -------------------------- ------------------------- ----------------------------------
           8                       $4.00                    $17,500                         4,654
------------------------ -------------------------- ------------------------- ----------------------------------
           9                       $4.25                    $17,500                         4,380
------------------------ -------------------------- ------------------------- ----------------------------------
          10                       $3.75                    $17,500                         4,965
------------------------ -------------------------- ------------------------- ----------------------------------
          11                       $3.50                    $17,500                         5,319
------------------------ -------------------------- ------------------------- ----------------------------------
          12                       $3.25                    $17,500                         5,728
------------------------ -------------------------- ------------------------- ----------------------------------
          13                       $3.00                    $17,500                         6,206
------------------------ -------------------------- ------------------------- ----------------------------------
          14                       $3.25                    $17,500                         5,728
------------------------ -------------------------- ------------------------- ----------------------------------
          15                      $3.375                    $17,500                         5,516
------------------------ -------------------------- ------------------------- ----------------------------------
          16                       $3.50                    $17,500                         5,319
------------------------ -------------------------- ------------------------- ----------------------------------
          17                      $3.625                    $17,500                         5,136
------------------------ -------------------------- ------------------------- ----------------------------------
          18                       $3.75                    $17,500                         4,965
------------------------ -------------------------- ------------------------- ----------------------------------
          19                      $3.875                    $17,500                         4,804
------------------------ -------------------------- ------------------------- ----------------------------------
          20                       $4.00                    $17,500                         4,654
------------------------ -------------------------- ------------------------- ----------------------------------
          21                       $3.75                    $17,500                         4,965
------------------------ -------------------------- ------------------------- ----------------------------------
          22                       $3.50                    $17,500                         5,319
------------------------ -------------------------- ------------------------- ----------------------------------
         TOTAL                                              $385,000          114,037 shares to be issued for
                                                                              the draw down period
------------------------ -------------------------- ------------------------- ----------------------------------

In this fictitious example, Nymox would issue 114,037 shares for this draw down period. It would receive $385,000 less the 3% fee to the placement agent or $373,450.
The delivery of the requisite number of shares and payment of the draw is effected through an escrow agent, Epstein, Becker & Green, P.C. of New York. The escrow agent pays 97% of the draw to Nymox and 3% to Ladenburg Thalmann & Co. Inc., our placement agent, in satisfaction of placement agent fees.

Only one draw down can occur during this 22 day draw down period and Nymox must wait a minimum of five trading days from the end of one draw down period before issuing the next draw down notice and beginning the process again.

NECESSARY CONDITIONS BEFORE JASPAS IS OBLIGED TO PURCHASE NYMOX'S SHARES.

The following conditions must be satisfied before Jaspas is obligated to purchase the common shares that Nymox wishes to sell:

     - A registration statement for the shares Nymox will be issuing must be declared effective by the Securities and Exchange Commission and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Jaspas.

     - There can be no material adverse change in Nymox's business, operations, properties, prospects or financial condition not publicly reported since the most recent prior draw down exercise date.

     - No statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits consummation of the transactions contemplated by the stock purchase agreement.

     - No litigation or proceeding adverse to Nymox, Jaspas or their affiliates, can be pending, nor any investigation by any governmental authority threatened against them seeking to restrain, prevent or change the transactions contemplated by the stock purchase agreement or seeking damages in connection with such transactions.

     - Trading in Nymox's common shares must not have been suspended by the Securities and Exchange Commission or the Nasdaq SmallCap Market, nor shall minimum prices have been established on securities whose trades are reported by the Nasdaq SmallCap Market.

On each draw down settlement date for the sale of common shares, Nymox must deliver an opinion from its counsel about these matters.

A further condition is that Jaspas may not purchase more than 19.9% of Nymox's common shares issued and outstanding on November 12, 1999, the closing date under the stock purchase agreement, without obtaining approval from Nymox shareholders for such excess issuance.

RESTRICTIONS ON FUTURE FINANCINGS FOR NYMOX.

The stock purchase agreement limits Nymox's ability to raise money by selling its securities for cash at a discount to the current market price for at least eighteen months. Specifically, Nymox may not sell its securities for cash at a discount to current market price until the earlier of

     - eighteen months from ___________________, 2000, the effective date of the registration statement of which this prospectus is a part, or, if later, the date that Nymox has drawn down at least $8,000,000 or

     - sixty days after Jaspas has purchased the maximum $12 million of common shares from Nymox.

There are important exceptions to this limitation. Nymox can sell its shares for cash at a discount to the current market price:

     - in a registered public offering of its securities underwritten by one or more established investment banks;

     - in one or more private placements where the purchasers do not have registration rights;

     -    under any employee benefit plan approved by the shareholders of Nymox;

     - under any compensatory plan for a full-time employee or key consultant;

     - in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money; or

     -    for which Jaspas has given its written approval.

THE WARRANTS ISSUED TO JASPAS

Under the stock purchase agreement, we granted Jaspas a warrant to purchase 200,000 shares of Nymox's common shares, exercisable for a period of five (5) years from November 30, 1999, at an exercise price equal to 110% of the average daily price of the common shares on the closing date of November 12, 1999. The average daily price of Nymox's shares for that day was $4.1097; thus the exercise price for the warrant is $4.53.

The warrant permits Jaspas to purchase up to 100,000 shares at any time after November 30, 1999 and before the close of business on November 30, 2004.

Jaspas may purchase the remaining 100,000 shares in the warrant if and only if Nymox has not draw down at least $7,000,000 within eighteen months from the effective date of the registration statement.

COSTS OF CLOSING THE TRANSACTION.

At the closing of the transaction on November 12, 1999, we delivered the warrant for the 200,000 common shares and the requisite opinion of counsel to Jaspas and paid the escrow agent, Epstein Becker & Green P.C. $35,000 for Jaspas's legal, administrative and escrow costs and for the ordinary services of the escrow agent for each closing of a draw down. We also paid a placement fee of $100,000 to Ladenburg Thalmann & Co. Inc. and an additional $35,000 for its expenses. Ladenburg Thalmann & Co. Inc. will also receive warrants for a total of 160,000 common shares of Nymox with a strike price of 100% of the closing bid for Nymox shares on November 12, 1999 or $4 1/16. Ladenburg Thalmann is not obligated to purchase any Nymox shares.

TERMINATION OF THE STOCK PURCHASE AGREEMENT

Jaspas may terminate the equity draw down facility under the stock purchase agreement if any of the following events occur:

     - Nymox suffers a material adverse change in its business operations, properties, prospects or financial condition;

     - the common shares of Nymox are delisted from the Nasdaq SmallCap Market unless such is in connection with the listing of such shares on a comparable stock exchange in the United States;

     -    Nymox files for protection from creditors, or;

     - Nymox completes any of the financing transactions prohibited under the stock purchase agreement.

INDEMNIFICATION OF JASPAS.

Jaspas is entitled to customary indemnification from Nymox for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Jaspas to Nymox for inclusion in such registration statement and prospectus.

JASPAS'S RESALE OF THE COMMON SHARES

Jaspas has agreed that its trading and distribution activities with respect to the common shares will be in compliance with all applicable United States state and federal securities laws, rules and regulations; all Canadian securities laws, rules and regulations; and the rules and regulations of the Nasdaq SmallCap Market. Jaspas has further acknowledged that the common shares may not be traded in a Canadian province until the expiration of the period during which a purchaser resident in such province, purchasing under similar circumstances, would be required to hold the common shares, except as otherwise permitted by the laws, rules and regulations of such province. All sales by Jaspas must be made in compliance with Regulation M under the Securities and Exchange Act of 1934.

To permit Jaspas to resell the common shares issued to it under the stock purchase agreement or under the warrant, Nymox agreed to register those shares and to maintain that registration. To that end, Nymox will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, in order to keep it effective until the earlier of any of the following dates:

     - the date that none of the common shares covered by the registration statement of which this prospectus is a part are or may become issued and outstanding;

     - the date that all of the common shares covered by the registration statement of which this prospectus is a part have been sold pursuant to such registration statement;

     - the date the holders of the common shares receive an opinion of counsel to Nymox, such counsel to be reasonably acceptable to Jaspas, that such common shares may be sold under the provisions of Rule 144 under the Securities Act of 1933 without limitation as to volume;

     - the date that all of the common shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act of 1933 and Nymox has delivered new certificates or other evidences of ownership of such common shares without any restrictive legend; or

     - the date that all of such common shares may be sold without any time, volume or manner limitations under Rule 144(k) or similar provision then in effect under the Securities Act of 1933 in the opinion of counsel to Nymox, such counsel to be reasonably acceptable to Jaspas.

THE NUMBER OF SHARES NYMOX WILL ISSUE TO JASPAS.

The number of common shares that Nymox will issue to Jaspas depends on four key factors:

     -    the number of draw downs Nymox exercises;

     - the average trading volumes for its stock for the 45 trading days prior to each draw down period;

     - the average stock price for its stock for the 22 trading days prior to each draw down periods; and

     - the average daily prices for its stock on each of the 22 days during a draw down period.

The fewer the number of draw down Nymox exercises, the fewer the shares we will issue to Jaspas. The stock purchase agreement provides for 24 draw downs in a 30 month period with each draw down period consisting of 22 trading days with at least 5 trading days between each draw down period. Thus, any decision by Nymox to delay or forego any draw down opportunity may result in Nymox's being unable to exercise all 24 draw downs available in the 30 month period.

The average stock price and the average trading volume prior to a draw down period determine the maximum amount of the draw down for that period. A decline in the trading volume or price of our stock may result in a reduction in the amount of money Nymox is able to draw down and a corresponding reduction in the number of shares Nymox must issue for that period.

The average daily price for each of the 22 trading days within a draw period and the draw down amount determine the number of shares Nymox will issue to Jaspas at the end of that period. Jaspas will purchase those shares at a 6% discount to the average daily price.

For any given draw period, the lower the average daily price, the more common shares Jaspas will receive for the draw down amount. The table in the section of this prospectus entitled "The Common Stock Purchase Agreement" and under the headings "The Draw Down Procedure and the Stock Purchases" and "Sample Calculation of Number of Shares" illustrates how a change in the daily stock price can affect the number of shares issued for a constant amount of draw down. This table uses a constant draw down amount of $17,500 for each day. When the stock price goes down, the number of shares issued goes up. Conversely, when the stock price goes up, the number of shares issued goes down.

However, lower average daily prices through the term of the stock purchase agreement may not necessarily have the effect of substantially increasing the number of shares issued. Lower stock prices during one draw period will reduce the average stock price for the next draw down period. Assuming relatively constant trading volumes, this reduction may limit the draw down amount and the number of shares Nymox can issue for that next period.

Based on a review of its trading volume and stock price history and a consideration of the factors above, Nymox is registering 4,800,000 common shares for possible issuance under the stock purchase agreement and 200,000 shares underlying the warrant for common shares already delivered to Jaspas.

In order to comply with the listing requirements of the Nasdaq SmallCap Market, Nymox may not issue more than 3,980,757 shares, which is 19.9% of the issued and outstanding common shares of Nymox on November 12, 1999, the date of the closing of the stock purchase agreement, without the approval of its shareholders. In the event that Nymox wishes to draw amounts under the stock purchase agreement which would cause an issuance of more than 19.9% of its issued and outstanding shares, Nymox must receive shareholder approval prior to any such draw down.

                             SELLING SECURITY HOLDER

Jaspas is engaged in the business of investing in publicly-traded equity securities for its own account. Jaspas's principal offices are located at Aeulestrasse 74, Vaduz, Liechtenstein. Investment decisions for Jaspas are made by its Board of Directors, consisting of Mr. Hans Gassner, Dr. Kurt Alig and Dr. Alex Weiderkehr.

Jaspas does not own any common shares of Nymox or any other securities of Nymox as of the date of this prospectus, and other than its obligations to purchase common shares under the stock purchase agreement and the warrant for 200,000 shares issued to it on November 12, 1999, it has no other commitments or arrangements to purchase or sell any securities of Nymox.

There are no business relationships between Jaspas and Nymox other than the stock purchase agreement.

Common shares registered for resale under this prospectus constitute 25% of the issued and outstanding Nymox common shares on November 12, 1999.

Assuming that Nymox fully utilizes the $12 million available in the stock purchase agreement and that Jaspas sells all shares it acquired under that agreement or upon exercise of the warrant, Jaspas will no longer hold any common shares of Nymox.

                         DIRECTORS AND OFFICERS OF NYMOX

The directors and executive officers of Nymox Pharmaceutical Corporation are:

Senator W. David Angus, QC, 62, Chairman and Director since May 13, 1999, is a member of the Senate of Canada, serving on the Standing Committee on Banking, Trade and Commerce. He is also a senior partner at the Montreal office of Stikeman, Elliott, Canada's global law firm, and a director of several other Canadian corporations and charitable organizations, including Air Canada, AON Reed Stenhouse, Eastern Canada Towing Ltd. and the McGill University Health Center.

Dr. Paul Averback, M.D., D.A.B.P., 49, President and Director since September 1995, is the founder of Nymox and the inventor of much of its initial technology. Prior to founding Nymox, Dr. Averback served as President of Nymox's predecessor, DMS Pharmaceuticals Inc. He received his M.D. in 1975 and taught pathology at universities, including Cambridge University, England (1977-1980), during which time he initiated his research on Alzheimer's disease. He has practiced medicine in numerous Canadian institutions as well as in private practice. Dr. Averback has published extensively in the scientific and medical literature.

Dr. Colin B. Bier, Ph.D., 54, Director since December 1995, is a leading authority on toxicology and pharmaceutical and biotechnological regulatory affairs and has extensive management experience in the biomedical sector. Dr. Bier was formerly Vice-President and Director of Toxicology at Bio-Research Laboratories, President and Chief Executive Officer of ITR Laboratories and has consulted, managed and been affiliated with numerous biochemical enterprises.

Dr. J. Kenneth Harrington, Ph.D., 63, Director since January 1996, has over 30 years of experience with 3M's Life Sciences businesses, including the positions of Vice-President of Riker Pharmaceuticals and Group Director of 3M's European pharmaceutical divisions. Dr. Harrington is a named inventor on 42 US patents, and has been involved in over 100 successful FDA filings.

Dr. Hans Black, MD, 46, Director since May 13, 1999, has a doctorate in medicine from McGill University, and is Chairman and Chief Investment Officer of Interinvest Consulting Corporation, a Montreal-based global money management firm with offices in Toronto and Boston and affiliates in Bermuda and Zurich. Dr. Black appears regularly on the PBS network show, Nightly Business Report, and has been a guest lecturer at Harvard, Temple and McGill Universities.

Martin Barnes, 49, Director since June 1997, is Managing Editor of The Bank Credit Analyst. Prior to joining The Bank Credit Analyst Research Group in 1987, Mr. Barnes was the Chief economist at Wood Mackenzie, a leading Edinburgh brokerage firm (1977-1987) and an economist at British Petroleum in London (1973-1977).

Mr. Roy M. Wolvin, 45, Secretary-Treasurer and Chief Financial Officer since September 1995. Prior to September 1995, Mr. Wolvin was Account Manager, private business, for a Canadian chartered bank. Mr. Wolvin holds a degree in Economics from the University of Western Ontario.

Directors are elected at each annual meeting for a term of office until the next annual meeting. Executive officers are appointed by the board of directors and serve at the pleasure of the board. Other than Dr. Averback, no other officer or director previously was affiliated with DMS Pharmaceuticals Inc.

There are no family relationships between any director or executive officer and any other director or executive officer.

                                  COMPENSATION

The table below provides compensation information for the fiscal year ended December 31, 1999 for each executive officer of Nymox and for the directors and executive officers as a group.

Summary Compensation Table
(expressed in Canadian dollars)

                                             Fiscal Year ending                 Fiscal Year ending
                                                Dec. 31, 1998                     Dec. 31, 1999

Name and Principal Position                          Other Cash                        Other Cash
                                      Salary        Compensation        Salary        Compensation
                                      ------        ------------        ------        ------------
Dr. Paul Averback,
President and Director                  $150,000         -               $150,000          -

Mr. Roy Wolvin,
Secretary-Treasurer                     $ 70,200         -               $ 70,200          -

All directors and executive
officers as a group                     $220,200         -               $220,200          -

See "Options" below for information about stock options granted to directors, executive officers and other employees.

Nymox does not have written employment contracts with any of the executive officers named above.

Directors of Nymox, with the exception of the President, are paid a fee of CAN$1,000 for each board meeting attendance and are reimbursed for expenses incurred in connection with their office.

Nymox does not have any pension plans or other type of plans providing retirement or similar benefits for directors or executive officers.

                                     OPTIONS

Options and Warrants

Total amount of common shares
subject to exercisable options                 Purchase price         Expiration Date
------------------------------                 --------------         ---------------

         100,000                                CAN$ 7.00             November 9, 2002

         275,000                                CAN$ 3.25             January 17, 2006

          20,000                                CAN$13.75             January 17, 2006

          20,000                                CAN$ 9.80             January 17, 2006

          20,000                                CAN$10.00             January 17, 2006

         100,000                                CAN$11.50               April 30, 2006

          10,000                                CAN$16.75              August 13, 2006

          10,000                                CAN$ 9.00              August 13, 2006

          20,000                                CAN$10.00              August 13, 2006

          25,000                                CAN$ 9.00             October 31, 2007

          60,000                                CAN$10.00             October 31, 2007

           6,000                                CAN$ 9.25            December 19, 2007

          50,000                                CAN$10.00             January 22, 2009

         150,000                                CAN$ 4.50                 May 13, 2009

          37,500                                CAN$ 4.50                 June 1, 2009

        Warrants
        --------

         200,000                                 $ 4.5315            November 30, 2004

         160,000                                  $4.0625            November 12, 2009

The total number of shares subject to options at December 31, 1999 is 1,130,500, of which options representing 891,000 are currently exercisable. Of those, the total number of shares subject to options held by directors and officers of Nymox is 325,000 of which options representing 215,000 shares are currently exercisable.

There are no rights, warrants or options presently outstanding under which Nymox could issue additional common shares, with the exception of options enabling certain directors, employees and consultants of Nymox to acquire common shares under Nymox's stock option plan and of warrants entitling the holders to acquire up to 360,000 common shares of Nymox as outlined in the above table.

Nymox has created a stock option plan for its key employees, its officers and directors and certain consultants. The board of directors of Nymox administers the plan. The board may grant options to purchase a specified number of common shares of Nymox to a designated individual. The total number of common shares to be optioned to any one individual cannot exceed 5% of the total number of issued and outstanding shares and the maximum number of common shares which may be optioned under the plan cannot exceed 2,500,000 shares without shareholder approval.

The board fixes the option price per share for common shares that are the subject of any option, when it grants any such option. The option price cannot involve a discount to the market price when the option is granted. The period during which an option is exercisable shall not exceed 10 years from the date when the option is granted. The options may not be assigned, transferred or pledged and expire within three months of the termination of employment and six months of the death of an individual.

On January 17, 1996, the board of directors granted options to purchase up to 400,000 common shares for a period of 10 years. Of these, options to purchase 120,000 common shares were granted to directors and officers of Nymox and options to purchase 280,000 shares were granted to consultants of Nymox. Specifically the board granted:

     - options to purchase 310,000 common shares of Nymox at a price of CAN$3.25 per share for a period of ten years to a total of seven beneficiaries, of which options a total of 35,000 common shares have been exercised to date;

     - options to two directors of Nymox to acquire 5,000 common shares of Nymox, effective as of each of the first five anniversary dates of January 17, 1996 for a total of 25,000 shares each, provided they still be associated with the Company as of the vesting dates. The vesting schedule and prices per block of shares are as follows:

               January 17,1997 - 5,000 shares - CAN$13.75 per share January 17,1998 - 5,000 shares - CAN$ 9.80 per share January 17,1999 - 5,000 shares - CAN$10.00 per share January 17,2000 - 5,000 shares - CAN$10.00 per share January 17,2001 - 5,000 shares - CAN$10.00 per share; and

     - options to one senior executive of Nymox additional to acquire 10,000 common shares of Nymox, effective as of each of the first four anniversary dates of January 17, 1996 for a total of 40,000 additional shares, provided he still be associated with the Company as of the vesting dates. The vesting schedule and prices per block of shares are as follows:

               January 17,1997 - 10,000 shares - CAN$13.75 per share January 17,1998 - 10,000 shares - CAN$ 9.80 per share January 17,1999 - 10,000 shares - CAN$10.00 per share January 17,2000 - 10,000 shares - CAN$10.00 per share.

Under the same plan, on April 30, 1996, the board granted options to purchase 100,000 common shares of Nymox at a price of CAN$11.50 per share for a period of ten years to three beneficiaries.

On August 13, 1996, the board granted one consultant of Nymox options to acquire 10,000 common shares of the Company at a price of CAN$16.75 for a period of ten years. This consultant was granted additional options to acquire 10,000 common shares of Nymox, effective as of each of the first four anniversary dates of August 13, 1996 for a total of 40,000 additional shares, provided he is still be associated with Nymox as of the vesting dates. The vesting schedule and prices per block of shares are as follows:

               August 13,1997 - 10,000 shares - CAN$ 9.00 per share August 13,1998 - 10,000 shares - CAN$10.00 per share August 13,1999 - 10,000 shares - CAN$10.00 per share August 13,2000 - 10,000 shares - CAN$10.00 per share.

Under the same plan, on October 31, 1997, the board granted options to purchase up to 155,000 common shares to four beneficiaries. Specifically the board granted:

     - options to purchase 25,000 common shares of the Company at a price of CAN$9.00 per share for a period of 10 years to five beneficiaries;

     - options to two directors of the Company options to acquire 5,000 common shares of Nymox, effective as of each of the first five anniversary dates of October 31, 1997, at a price of CAN$10.00 per share for a total of 25,000 additional shares each, provided they still be associated with Nymox as of the vesting dates; and

     - options to a director and an executive of Nymox to acquire 10,000 common shares of Nymox, effective as of each of the first four anniversary dates of October 31, 1997, at a price of CAN$10.00 per share for a total of 40,000 additional shares each, provided they still be associated with Nymox as of the vesting dates.

On December 19, 1997 and on May 13, 1999, the board granted options to purchase up to 15,500 common shares under Nymox's stock option plan to certain key employees of Nymox at a price of CAN$9.25 per share for a period of ten years, provided they still be associated with Nymox as of the vesting dates. All options granted to these employees vest over a period of three years from the date when the board granted them. Of these options, 6,000 are currently vested.

On November 9, 1998, the board granted one consultant of Nymox options to acquire 100,000 common shares of the Company at a price of CAN$7.00 per share, such options to be exercisable for a period of four years from November 9, 1998.

On January 22, 1999, the board granted one executive of Nymox options to acquire 50,000 common shares of Nymox at a price of $10.00 per share, such options to be exercisable for a period of 10 years from January 22, 1999.

On May 13, 1999, the board granted options to purchase up to 150,000 common shares under Nymox's stock option plan for a period of ten years at a price of CAN$4.50 per share to seven beneficiaries. It also granted a director of Nymox additional options to acquire 40,000 shares at a price of CAN$10.00 per shares, vesting 10,000 shares per year, starting on May 13, 2000 and continuing to May 13, 2004, provided the director still be associated with Nymox as of the vesting dates.

On May 13, 1999, the board granted one consultant of the Company options to acquire 100,000 common shares of the Company at a price of CAN$4.50 per share, such options to be exercisable for a period of 10 years from June 1, 1999. These options are subject to vesting at the rate of 12,500 per quarter commencing June 1, 1999 to March 1, 2001.

To date, a total of 1,083,100 options granted to former employees and consultants to purchase common shares of the Company have expired and 108,900 were exercised prior to the expiry date. In addition, 30,000 options granted to consultants have been canceled.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

A former director and senior officer of Nymox, Hossein Ghanbari, while still with Nymox, received a loan of CAN$56,000 for the purchase of a home following his move from the United States to Canada to assume his duties with Nymox. This loan was interest free and had no fixed terms of repayment. He subsequently used additional funds of $125,000 to assist in the purchase of a home following his return to the United States from Canada to work for Nymox's United States subsidiary, Nymox Corporation. He repaid $5,000 of the $125,000 while still with Nymox Corporation. On January 22, 1999, he gave Nymox Corporation two promissory notes for these debts, payable on demand. The promissory note for the loan for CAN$56,000 was interest-free; the promissory note for the outstanding sum of $120,000 bore interest at the rate of 9% per annum.

Hossein Ghanbari is no longer with Nymox and Nymox Corporation has since obtained partial summary judgment on these promissory notes in the amount of $168,731.83. See - Information About the Company - Certain Legal Proceedings.

                             CONTROLLING SHAREHOLDER

The following table sets out as of December 31,1999 the number of common shares owned by Dr. Paul Averback, the President and CEO of Nymox and a member of the Nymox board of directors, and by all directors and officers as a group. Dr. Averback is the only person known to Nymox to own more than 10% of the common shares.

                                             Number of Common Shares               Percent of Class of
Name of Shareholder                           owned by Shareholder                    Common Shares
-------------------                          -----------------------               -------------------

Dr. Paul Averback                                   12,643,895                            63.2%

All directors and officers as a group               12,685,895                            63.2%

In addition, as of December 31, 1999, Dr. Averback's wife owned 1,154,297 common shares (5.8%) and 9022-1433 Canada Inc., a company owned by Dr. Averback and his wife, owns 500,000 common shares (2.5%).

Nymox does not know of any other shareholder who beneficially owns more than 10% of Nymox's shares.

                              PLAN OF DISTRIBUTION

GENERAL

Jaspas is offering the common shares for its account as statutory underwriter, and not for the account of Nymox. Nymox will not receive any proceeds from the sale of common shares by Jaspas.

Jaspas may be offering for sale up to 5,000,000 common shares acquired by it either upon exercise of the warrant for common shares or pursuant to the terms of the stock purchase agreement more fully described under the section above entitled "The Common Stock Purchase Agreement."

Jaspas has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of common shares and will be acting as an underwriter in its resales of the common shares under this prospectus.

Jaspas has, prior to any sales, agreed not to effect any offers or sales of the common shares in any manner other than as specified in the prospectus and not to purchase or induce others to purchase common shares in violation of Regulation M under the Exchange Act.

The common shares may be sold from time to time by Jaspas or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq SmallCap Market, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods.

The common shares may be sold in one or more of the following manners:

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     -    purchases by a broker or dealer for its account under this prospectus;
          or

     - ordinary brokerage transactions and transactions in which the broker solicits purchases.

In effecting sales, brokers or dealers engaged by Jaspas may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by Jaspas. Brokers or dealers may receive commissions, discounts or other concessions from Jaspas in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from Jaspas (and, if they act as agent for the purchaser of such common shares, from such purchaser). Broker-dealers may agree with Jaspas to sell a specified number of common shares at a stipulated price per share, and, to the extent such a broker dealer is unable to do so acting as agent for Jaspas, to purchase as principal any unsold common shares at price required to fulfill the broker-dealer commitment to Jaspas. Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters in connection with such sales.

In addition, any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

Nymox will not receive any of the proceeds from the sale of these common shares, although it has paid the expenses of preparing this prospectus and the related registration statement of which it is a part, and has reimbursed Jaspas $35,000 for its legal, administrative and escrow costs.

Jaspas is subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5 and Regulation M thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids or to effect passive market making bids.

In addition, in connection with the transactions in the common shares, Nymox and Jaspas will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the Rules set forth above, and in so far as Nymox and Jaspas are distribution participants, Regulation M. These restrictions may affect the marketability of the common shares. Jaspas will pay all commissions and certain other expenses associated with the sale of the common shares.

Nymox will use its best efforts to file, during any period in which offers or sales are being made, one or more post effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

     -    the name of any such broker-dealers;

     -    the number of common shares involved;

     -    the price at which the common shares are to be sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

     - that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

     -    any other facts material to the transaction.

The price at which Nymox will issue the common shares to Jaspas under the stock purchase agreement will be 94% of current market price, measured as the average daily price of the common shares as traded on the Nasdaq SmallCap Market, for each day in the pricing period with respect to each draw down request, all as further defined in the stock purchase agreement. Assuming an average daily price of $3.00 (based on recent daily prices of the common shares as traded on the Nasdaq SmallCap Market in December 1999), assuming Nymox uses the entire $12 million of financing available under the stock purchase agreement, and assuming that Nymox does not issue any more than the shares registered under the registration statement of which this prospectus is a part, underwriting compensation for Jaspas based on the discounted purchase price will be $765,957, or $0.18 per share.

LIMITED GRANT OF REGISTRATION RIGHTS

Nymox granted the registration rights to Jaspas described under the section entitled "The Common Stock Purchase Agreement".

In connection with any such registration, Nymox will have no obligation:

     - to assist or cooperate with Jaspas in the offering or disposition of such shares;

     - to indemnify or hold harmless the holders of any such shares (other than Jaspas) or any underwriter designated by such holders;

     - to obtain a commitment from an underwriter relative to the sale of any such shares; or

     -    to include such shares within an underwriting offering of Nymox.

Nymox will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

Nymox will use its best efforts to file, during any period during which it is required to do so under its registration rights agreement with Jaspas, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. See the section above entitled "The Common Stock Purchase Agreement."

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations generally applicable to shareholders who receive a dividend from Nymox and who, at all relevant times, for purposes of the Income Tax Act (Canada) the ("Tax Act"), hold and will hold Nymox common shares as capital property and deal with Nymox at arm's length.

Nymox's common shares will generally constitute capital property to a holder unless the holder holds such shares in the course of carrying on a business or the holder has acquired such shares in a transaction or transactions considered to be an adventure in the nature of trade. This summary is based on the current provisions of the Tax Act, the regulations under that act, counsel's understanding of current administrative and assessing policies of the Canada Customs and Revenue Agency and all specific proposals to amend the Tax Act publicly announced or released by or on behalf of the Minister of Finance (Canada) before the date of this prospectus ("Tax Proposals").

The Tax Act contains certain provisions relating to securities held by certain financial institutions (the "Mark-to-Market Rules"). This summary does not take into account these Mark-to-Market Rules or any amendments to them contained in the Tax Proposals and taxpayers that are "financial institutions" for purposes of those rules should consult their own tax advisors.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action, nor does it take into account tax legislation of any province, territory or foreign jurisdiction. This summary is of a general nature only and is not intended to be, nor should it be construed as, legal or tax advice to any particular holder of Nymox common shares.

CANADIAN RESIDENTS

The following summary is relevant to a holder of Nymox common shares who, for purposes of the Tax Act and any applicable tax treaty or convention, is resident in Canada at all relevant times.

Tax Treatment of Capital Gains and Capital Losses for Canadian Residents

On a disposition or deemed disposition of a Nymox common share, the holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition for the Nymox common share exceed (or are less than) the aggregate of any costs of disposition and the adjusted cost base to the holder of the Nymox common share immediately before the disposition.

A holder of Nymox common shares will be required to include in income three-quarters of the amount of any capital gain (a "Taxable capital gain") and may deduct three-quarters of the amount of any capital loss (an "Allowable capital loss") against Taxable capital gains realized by the holder in the year of the disposition. Allowable capital losses in excess of Taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

A Canadian-controlled private corporation will also be subject to a refundable tax of 6 2/3% on certain investment income, including taxable capital gains realized on the disposition of Nymox common shares, that will be refunded when the corporation pays taxable dividends (at a rate of $1.00 for every $3.00 of taxable dividend paid).

A capital loss realized by a holder of Nymox common shares that is a corporation, a partnership of which a corporation is a member or a trust of which a corporation is a beneficiary may be reduced by the amount of dividends received in certain circumstances. Capital gains realized by an individual may give rise to a liability for alternative minimum tax.

Tax Treatment of Dividends Received by Canadian Residents

In the case of a holder of Nymox common shares who is an individual, any dividends received on the common shares will be included in computing his income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends paid by taxable Canadian corporations. A holder that is a corporation may be liable to pay refundable tax under Part IV of the Tax Act. However, a public corporation which is not controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) will not be liable to pay refundable tax under Part IV of the Tax Act.

In the case of a holder of Nymox common shares that is a corporation, the amount of any capital loss otherwise determined resulting from the disposition of a Nymox common share may be reduced by the amount of dividends previously received or deemed to have been received thereon. Any such restriction will not occur where the corporate holder owned the Nymox common share for 365 days or longer and such holder (together with any persons with whom it did not deal at arm's length) did not own more than 5% of the shares of any class or series of Nymox at the time the relevant dividends were received or deemed to have been received. Analogous rules apply where a corporation is a member of a partnership or a beneficiary of a trust, which owns Nymox common shares.

SHAREHOLDERS WHO ARE NOT RESIDENTS OF CANADA

The following summary is relevant to a holder of Nymox common shares, who, at all relevant times, for purposes of the Tax Act and any applicable tax treaty or convention, is a non-resident or is deemed to be a non-resident of Canada and does not use and is not deemed to use or hold Nymox common shares in the course of carrying on a business in Canada. Special rules, which are not discussed below, may apply to a non-resident that is an insurer which carries on business in Canada and elsewhere.

Dividends Paid to Non-Residents of Canada

Under the Tax Act, dividends paid or credited to a non-resident are subject to withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced or eliminated pursuant to the terms of an applicable tax treaty between Canada and the country of residence of the non-resident. For example, for persons who are resident in the United States for purposes of the Canada-United States Income Tax Convention, (the "Convention") the rate of withholding tax on dividends is reduced to 15% generally and 5% when the United States resident is a company that beneficially owns at least 10% of the voting stock of the company paying the dividends.

Under the Convention, dividends paid to certain religious, scientific, charitable and other similar tax-exempt organizations and certain organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian non-resident withholding tax. Provided that certain administrative procedures designed to establish with the Canadian tax authorities the right of such entities to benefit from this withholding tax exemption are complied with by the tax-exempt entities prior to the Distribution, Nymox would not be required to withhold such tax on such payment. Alternatively, the above-described tax-exempt entities may claim a refund of Canadian withholding tax otherwise withheld by Nymox on the distribution of dividends.

Tax Treatment of Capital Gains of Non-Residents of Canada

On a disposition or deemed disposition of a Nymox common share, a non-resident holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition for the Nymox common share exceed (or are less than) the aggregate of any costs of disposition and the adjusted cost base to the non-resident holder of the Nymox common share immediately before the disposition.

A non-resident of Canada is liable for Canadian income tax on a capital gain realized on the disposition of property only where that property constitutes "taxable Canadian property". Three-quarters of any capital gain from the disposition of taxable Canadian property is subject to Canadian tax.

Under the Tax Act, shares of Nymox will not constitute taxable Canadian property unless, at any time, in the five years immediately preceding the disposition, the non-resident holder, persons with whom the non-resident holder did not deal at arms length, or the non-resident holder together with all such persons owned (or had a right to acquire) 25% or more of the shares of any class of Nymox. Even in circumstances where shares of Nymox are taxable Canadian property to a non-resident holder, the non-resident holder may be entitled to relief from Canadian tax on any capital gain realized on the disposition thereof pursuant to the terms of an applicable tax treaty between Canada and the country of residence of the non-resident. For example, the Convention provides that gains realized by a resident of the United States on the disposition or deemed disposition of shares of a company will generally not be subject to tax under the Tax Act, provided that the value of the shares is not derived principally from real property situated in Canada. Nymox believes that the value of its shares is not currently derived principally from real property situated in Canada and it does not expect this to change in the foreseeable future.

Provided that the Nymox common shares remain listed on a prescribed stock exchange, which includes the Nasdaq SmallCap Market System, a non-resident holder who disposes of Nymox common shares will not be required to comply with the Canadian notification procedures generally applicable to dispositions of taxable Canadian property.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus, a general summary of the material U.S. federal income tax consequences that are applicable to the following persons who, under this prospectus, directly or indirectly, acquire common shares of Nymox and hold such common shares as capital assets:

     - citizens or residents (as specially defined for federal income tax purposes) of the United States,

     - corporations or partnerships created or organized in the United States or under the laws of the United States or any state,

     - estates the income of which is subject to the United States federal income taxation regardless of its source and

     - a trust, if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or a trust that has been elected to be treated as a domestic trust (U.S. Shareholders).

This discussion does not deal with:

     - any aspects of federal income taxation that may be relevant to a particular U.S. Shareholder based on his particular circumstances (including potential application of the alternative minimum tax or unrelated business income tax),

     - certain U.S. Shareholders subject to special treatment under the federal income tax laws or foreign individuals or entities,

     - U.S. Shareholders owning directly or by attribution 10% or more of the common shares or

     -    any aspect of state, local or non-United States tax laws.

DIVIDENDS PAID ON COMMON SHARES

Subject to the application of the rules relating to a "passive foreign investment company", referred to as a PFC, distributions paid on common shares (including any Canadian taxes withheld) to a U.S. Shareholder will be treated as ordinary income for United States federal income tax purposes to the extent of Nymox's current and accumulated earnings and profits (as computed for U.S. federal income tax purposes). Distributions in excess of such earnings and profits will be applied against the U.S. shareholders tax basis in common shares, and any distributions in excess of such tax basis will be treated as gain from the sale or exchange of such common shares. Distributions from Nymox generally will not qualify for the United States dividends-received deduction available to corporations. Canadian withholding tax withheld or paid will be eligible for credit or, at the U.S. Shareholder's election, deduction, subject to generally applicable limitations.

DISPOSITION OF COMMON SHARES

Subject to the applicable PFC rules discussed below, if a U.S. Shareholder holds common shares as a capital asset, any gain or loss on a sale or exchange of such shares will be capital gain or loss, which will be long-term capital gain or loss if the holding period is one year or more. Generally, the maximum tax rate for U.S. shareholders who are individuals on long term capital gain is 20%. The sale of common shares through certain brokers will be subject to the information reporting and back-up withholding rules of the United States Internal Revenue Code of 1986, as amended, referred to as the Code.

PASSIVE FOREIGN INVESTMENT COMPANY

For any taxable year of Nymox, if at least 75% of Nymox's gross income is "passive income" as defined in the Code, or if at least 50% of Nymox's assets, by average fair market value, are assets that produce or are held for the production of passive income, Nymox will be a PFC. The PFC determination is made on the basis of facts and circumstances that may be beyond Nymox's control. It is not possible to express an opinion as to whether or not Nymox is or will be a PFC in its current or future taxable years because this depends on, among other things, the amount and type of gross income that Nymox will earn in the future and the characterization of certain assets as passive or active, which determination cannot be made until the facts are known.

If Nymox is a PFC for any taxable year during which a U.S. Shareholder owns, directly or indirectly, any common shares, the U.S. Shareholder will be subject to special U.S. federal income tax rules, set forth in Sections 1291 to 1297 of the Code, with respect to all of such U.S. Shareholder's common shares. In the absence of (i) an election by such U. S. Shareholder to treat Nymox as a "qualified electing fund" (the "Q.E.F. Election"), as discussed below, or (ii) the election to mark to market the common shares (the "Mark to Market Election"), as described below, the U.S. Shareholder would be required to report any gain on the disposition of any common shares as ordinary income rather than capital gain and to compute the tax liability on such gain as well as on any "excess distribution" as defined in the Code, as if such amounts generally had been earned pro-rata over the U.S. Shareholder's holding period for such common shares and were subject to the highest ordinary income tax rate for each taxable year of the U.S. Shareholder during such holding period. Such U.S. Shareholder would also be liable for interest, which may be non-deductible by certain U.S. Shareholders, on the foregoing tax liability as if such liability had been due with respect to each such prior year. In addition, gifts, exchanges pursuant to corporate reorganizations and the use of common shares as security for a loan may be treated as taxable dispositions, and a stepped-up basis upon the death of such a U.S. Shareholder may not be available.

The foregoing rules may be avoided if a Q.E.F. Election is in effect with respect to a U. S. Shareholder for each of the years that Nymox is a PFC during such U.S. Shareholder's holding period. A Q.E.F. Election may be made by a U.S. Shareholder on or before the due date, including extensions, for filing such U.S. Shareholder's tax return for such taxable year. Such a U.S. Shareholder would be taxed on its pro-rata share of Nymox's earnings and profits for Nymox's taxable year in which it was, or was treated as, a PFC and which ends with or within such U.S. Shareholder's taxable year, regardless of whether such amounts are actually distributed by Nymox. This may result in tax liability without a commensurate distribution with which to pay the liability. An electing U.S. Shareholder's basis in the common shares would be increased by the amounts included in income. Distributions out of earnings and profits previously included by such U.S. Shareholder generally would not be treated as a taxable dividend for United States federal income tax purposes and would result in a corresponding reduction of basis in common shares. An electing U.S. Shareholder will not be currently taxed on the undistributed ordinary income and net capital gain of Nymox for any year that Nymox is not classified as a PFC.

If Nymox is a PFC, a U.S. Shareholder may avoid certain of the tax consequences described in the preceding two paragraphs if the Nymox common stock is marketable and meets the other requirements of Section 1296 of the Code, and the U.S. Shareholder elects to mark to market the common stock on an annual basis. The common stock will be marketable so long as it is regularly traded on a recognized exchange.

In general, a U.S. Shareholder in a PFC who elects under Section 1296 to mark the common stock to market would include in income each year an amount equal to the excess, if any, of the fair market value of the common stock as of the close of the taxable year over the U.S. Shareholder's adjusted basis in such stock. A U.S. Shareholder who makes the Section 1296 election would also generally be allowed a deduction for the excess, if any, of the adjusted basis of the common stock over the fair market value as of the close of the taxable year. Deductions under this rule, however, are allowable only to the extent of any net mark to market gains with respect to the common stock included by the shareholder for prior taxable years.

Once the Mark to Market election is made, it is binding for all subsequent years, unless the common stock ceases to be marketable, or the IRS consents to the revocation of the election.

If Nymox is a PFC, each U.S. Shareholder is strongly urged to consult with his or her tax advisor to determine whether the Q.E.F. Election or the Mark to Market Election should be made. Each requires attention to specific rules and regulations, and each may not be available to a specific U.S. shareholder.

Nymox intends to notify its U.S. Shareholders within 45 days after the end of the taxable year for which Nymox believes it might be a PFC. Nymox has further undertaken (i) to provide its U.S. Shareholders with timely and accurate information as to its status as a PFC and the manner in which the Q.E.F. Election can be made and (ii) to comply with all record-keeping, reporting and other requirements so that U.S. Shareholders, at their option, may make a Q.E.F. Election.

FUTURE DEVELOPMENTS

The foregoing discussion is based on existing provisions of the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such changes could affect the validity of this discussion. In addition, the implementation of certain aspects of the PFC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect.

There can be no assurance that current authorities will not be changed and, if so, as to the form they will take or the effect they may have on this discussion.

                      DESCRIPTION OF NYMOX'S COMMON SHARES

Nymox has only one class of capital stock, known as common shares. Nymox is authorized to issue an unlimited number of its common shares. As of the date of this prospectus, there were 20,003,804 Nymox common shares outstanding.

RIGHTS OF HOLDERS OF COMMON SHARES

Holders of Nymox common shares are entitled to one vote for each share held on all matters submitted to a vote of shareholders. They do not have cumulative voting rights.

Holders of Nymox common shares are entitled to receive such dividends, if any, as may be declared by the board of directors of Nymox out of funds legally available for dividends. Nymox does not intend currently to pay dividends on its common shares.

Upon liquidation, dissolution or winding up of Nymox, the holders of Nymox common shares are entitled to receive the assets of Nymox on a pro rata basis. Holders of Nymox common shares have no preemptive, subscription, redemption or conversion rights.

SHAREHOLDER MEETINGS

Under applicable Canadian securities legislation and the Canada Business Corporations Act, a meeting of the shareholders of a company must be convened at least once every fifteen months. Meetings of the shareholders of Nymox shall be held at the registered office of Nymox or elsewhere in the municipality where the registered office is situate or, if the board so determines, elsewhere in Canada, or, if all the shareholders entitled to vote at the meeting so agree, outside of Canada.

Notice of all annual and special meetings of the shareholders of Nymox must be given to shareholders entitled to vote at such meeting, setting out the place, the day and the hour of the meeting and the general nature of the business to be considered.

The by-laws of Nymox provide that a quorum for the transaction of any business at any meeting of shareholders shall be persons present and holding or representing by proxy at least 33 1/3% of the shares entitled to vote at the meeting.

NUMBER OF DIRECTORS

Nymox's articles provide that there shall be a minimum of five directors and a maximum of fifteen directors. The board of directors fixes the exact number of directors to be proposed for election in each year. The Canada Business Corporations Act also requires that Nymox have a minimum of three directors, at least two of which are not officers or employees of Nymox or its affiliates.

CANADIAN RESIDENCY REQUIREMENTS FOR DIRECTORS

The Canada Business Corporations Act requires that a majority of the directors of Nymox be resident Canadians, which the act defines to mean, subject to certain exceptions, persons ordinarily resident in Canada who are either Canadian citizens or permanent residents of Canada within the meaning of that phrase in the Immigration Act (Canada).

FILLING VACANCIES ON THE BOARD OF DIRECTORS

The articles of Nymox provide, in accordance with the Canada Business Corporations Act, that the directors of Nymox have the right to appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders. The total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

REMOVAL OF DIRECTORS

The directors of Nymox may be removed from office by a resolution passed by a majority of the votes cast at a special meeting of shareholders.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

Nymox's bylaws provide that, subject to the limitations in the Canada Business Corporations Act, Nymox shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Nymox's request as a director or officer of a body corporate of which Nymox is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of Nymox or any such body corporate) and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he or she is a party be reason of being or having been a director or officer of Nymox or such body corporate, if he or she acted honestly and in good faith with a view to the best interests of Nymox and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The Canada Business Corporations Act permits Nymox to so indemnify such officers, directors and other persons except in respect of an action by or on behalf of Nymox or a body corporate of which Nymox is or was a shareholder or creditor to procure a judgment in its favor.

AMENDMENT OF CERTAIN PROVISIONS OF THE ARTICLES; FUNDAMENTAL CHANGES

The Canada Business Corporation Act requires, except in limited circumstances, the approval of not less than two-thirds of the votes of the shareholders voting in person or by proxy at a special meeting of the shareholders to amend the articles of Nymox or to amalgamate or dissolve Nymox.

                              CERTAIN LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for Nymox by Foley & Lardner, 3000 K Street, N.W., Washington, DC 20007. Foley & Lardner will rely as to all matters of Canadian laws on the opinion of Stikeman Elliott, 1155 Rene Levesque Blvd. W., Montreal, QC H3B 3V2.

                                     EXPERTS

The financial statements of Nymox as at December 31, 1998 and 1997 for each of the years in the three year period ended December 31, 1998 included in this prospectus and in the registration statement have been audited by KPMG, independent auditors, and are included in this prospectus and in this registration statement in reliance upon such report, and upon the authority of KPMG as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

Nymox is subject to the informational requirements of the Exchange Act and in accordance with that Act files reports and other information with the SEC. You may inspect and copy any such reports and other information filed by Nymox with the SEC, including the registration statement on Form F-1 of which this prospectus is a part, at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, Suite 1300, New York l0048 and Northwest Atrium Center 600 West Madison Street, Suite 1400, Chicago, IL 60561. You may obtain copies of such material, at prescribed rates, by a written request addressed to the Commission at the Public Reference Section at 450 Fifth Street, N.W. Washington, D.C. 20549. The public may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-8OO-SEC-0330. In addition, the common shares are listed on the Nasdaq SmallCap Market and reports and other information concerning Nymox may also be inspected at the offices of the Nasdaq Stock Market, Inc., Nasdaq Listing Qualifications, 9801 Washingtonian Boulevard, Rockville, MD 20878. In addition, Nymox will provide without charge to each person to whom this prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Shareholders for Nymox's latest fiscal year. Such requests should be directed to Roy Wolvin, CFO of Nymox Pharmaceutical Corporation, 9900 Cavendish Blvd., Suite 306, St. Laurent, QC, Canada H4M 2V2, telephone 1-800-936-9669.

                  ENFORCEMENT OF CERTAIN CIVIL LIABILITIES AND
                 AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Many of Nymox's directors, officers and certain experts named in this prospectus are residents of Canada. Consequently, it may be difficult for United States investors to effect service within the United States upon Nymox's directors, officers or certain experts named in this prospectus, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. A judgment of a court of the United States predicated solely upon such civil liabilities would probably be enforceable in Canada by the Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or Nymox predicated solely upon such civil liabilities.

The authorized agent to receive service of process in the United States is Nymox Corporation, 5516 Nicholson Lane, Suite 100A, Kensington, MD 20895, telephone 1-800-93NYMOX.

                      Consolidated Financial Statements of

                              NYMOX PHARMACEUTICAL
                                  CORPORATION

                  Years ended December 31, 1998, 1997 and 1996

                      AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheets of Nymox Pharmaceutical Corporation as at December 31, 1998 and 1997 and the consolidated statements of earnings, deficit and changes in financial position for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 1998 and 1997 and the results of its operations and the changes in its financial position for the years ended December 31, 1998, 1997 and 1996 in accordance with generally accepted accounting principles.


KPMG
Chartered Accountants

Montreal, Canada

February 26, 1999

                        NYMOX PHARMACEUTICAL CORPORATION
                       Consolidated Financial Statements

                  Years ended December 31, 1998, 1997 and 1996


     FINANCIAL STATEMENTS

     Consolidated Balance Sheets.................................................   F-4

     Consolidated Statements of Earnings.........................................   F-5

     Consolidated Statements of Deficit..........................................   F-6

     Consolidated Statements of Changes in Financial Position....................   F-7

     Notes to Consolidated Financial Statements..................................   F-8

                        NYMOX PHARMACEUTICAL CORPORATION
                          Consolidated Balance Sheets

                           December 31, 1998 and 1997
                             (in Canadian dollars)

-----------------------------------------------------------------------------------------------------------
                                                                               1998                 1997
-----------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash (note 3)                                                        $   714,298          $   507,259
     Short-term investments                                                 2,113,907            1,780,086
     Accrued interest                                                          46,082                4,200
     Receivable due from a financial institution (note 6 (b))                 637,500                   -
     Accounts receivable                                                       74,653                   -
     Research tax credits receivable                                            5,778              150,000
     Notes receivables (note 4)                                               273,995               56,000
     Other receivables                                                         43,028               28,790
----------------------------------------------------------------------------------------------------------
                                                                            3,909,241            2,526,335

Capital assets (note 5)                                                     1,846,979            1,419,462

-----------------------------------------------------------------------------------------------------------
                                                                          $  5,756,220         $  3,945,797
===========================================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities                             $    434,440         $    292,330

Shareholders' equity:
     Capital stock (note 6)                                                 23,011,556           13,852,632
     Capital stock subscription                                                     --              504,000
     Deficit                                                               (17,689,776)         (10,703,165
-----------------------------------------------------------------------------------------------------------
                                                                             5,321,780            3,653,467

Commitments (note 7)
Subsequent event (note 13)

-----------------------------------------------------------------------------------------------------------
                                                                          $  5,756,220         $  3,945,797
===========================================================================================================


See accompanying notes to consolidated financial statements.

On behalf of the Board:


/s/  Paul Averback       Director
-----------------------


/s/  Colin Bier          Director
-----------------------

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Earnings

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)


===========================================================================================================
                                                          1998                 1997                 1996
-----------------------------------------------------------------------------------------------------------
Revenue:
     Interest                                        $  243,574             $   76,526           $  226,940
     Service fees                                       151,263                 24,584                   --
-----------------------------------------------------------------------------------------------------------
                                                        394,837                101,110              226,940

Expenses:
     Research and development                         3,019,015              2,562,349            2,356,000
     Less research tax credits                           (5,778)              (150,000)            (240,000)
-----------------------------------------------------------------------------------------------------------
                                                      3,013,237              2,412,349            2,116,000
     Marketing                                        3,240,242              1,925,654            1,253,894
     General and administrative                         896,201                589,524              497,179
     Depreciation and amortization                      135,551                158,694               78,906
     Interest and bank charges                           13,217                 14,344                8,025
-----------------------------------------------------------------------------------------------------------
                                                      7,298,448              5,100,565            3,954,004
-----------------------------------------------------------------------------------------------------------
Loss before income taxes                             (6,903,611)            (4,999,455)          (3,727,064)
Income taxes (note 8)                                        --                     --               28,000
-----------------------------------------------------------------------------------------------------------
Net loss                                            $(6,903,611)           $(4,999,455)         $(3,699,064)
===========================================================================================================
Loss per share                                      $     (0.36)           $     (0.27)         $     (0.21)
===========================================================================================================
Weighted average number of common
   shares outstanding                                19,304,435             18,370,873           17,654,862
===========================================================================================================


See accompanying notes to consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Deficit

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

------------------------------------------------------------------------------------------------------------
                                                          1998                 1997                 1996
------------------------------------------------------------------------------------------------------------

Deficit, beginning of year                           $(10,703,165)          $ (5,472,710)        $(1,539,686)

Net loss                                               (6,903,611)            (4,999,455)         (3,699,064)

Share issue costs                                         (83,000)              (231,000)           (233,960)

------------------------------------------------------------------------------------------------------------
Deficit, end of year                                 $(17,689,776)          $(10,703,165)        $(5,472,710)
============================================================================================================


See accompanying notes to consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Changes in Financial Position

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------------------------------
                                                         1998                 1997               1996
--------------------------------------------------------------------------------------------------------

Cash provided by (used in):

Operations:
     Net loss                                        $(6,903,611)        $(4,999,455)        $(3,699,064)
     Items not involving cash:
         Depreciation and amortization                   135,551             158,694              78,906
     Net change in non-cash operating
       working capital items                            (481,941)             58,421             (55,855)
--------------------------------------------------------------------------------------------------------
                                                      (7,250,001)         (4,782,340)         (3,676,013)

Financing:
     Issuance of capital stock                         8,654,924           4,549,941           5,280,050
     Subscription to capital stock                            --             504,000                  --
     Share issue costs                                   (83,000)           (231,000)           (233,960)
--------------------------------------------------------------------------------------------------------
                                                       8,571,924           4,822,941           5,046,090

Investments:
     Additions to capital assets                        (563,068)           (260,183)         (1,030,724)
     Notes receivable                                   (217,995)                 --                  --
--------------------------------------------------------------------------------------------------------
                                                        (781,063)            (260,183)        (1,030,724)
--------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and
   short-term investments                                540,860             (219,582)           339,353

Cash and short-term investments,
   beginning of year                                   2,287,345            2,506,927          2,167,574

--------------------------------------------------------------------------------------------------------
Cash and short-term investments,
   end of year                                       $ 2,828,205          $ 2,287,345         $2,506,927
========================================================================================================


See accompanying notes to consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


1.   ORGANIZATION AND BUSINESS ACTIVITIES:

     Nymox Pharmaceutical Corporation (the "Corporation"), incorporated under the Canada Business Corporations Act, is a development stage biopharmaceutical corporation which specializes in the research and development of neurological therapeutics and diagnostics for the aging population, with an emphasis on Alzheimer's disease.

     Since inception, the Corporation's activities have been primarily focused on developing certain pharmaceutical technologies and obtaining outside funding to support the continued development of its technologies. The Corporation is subject to a number of risks, including the successful development and marketing of its technologies. In order to achieve its business plan, the Corporation anticipates the need to raise additional capital. Management is confident that it will be able to obtain the continued financial support of its shareholders and/or new external financing to pursue its development.

     The Corporation is listed on the Montreal Exchange and the NASDAQ Stock Market.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Consolidation:

         The consolidated financial statements of the Corporation have been prepared under Canadian generally accepted accounting principles ("GAAP") and include the accounts of its wholly-owned US subsidiary, Nymox Corporation. Intercompany balances and transactions have been eliminated on consolidation.

         Consolidated financial statements prepared under US GAAP would differ in some respects from those prepared in Canada. A reconciliation of earnings and shareholders' equity reported in accordance with Canadian GAAP with US GAAP is presented in note 10.

     (b) Short-term investments:

         The Corporation's portfolio of short-term investments, which does not include equity securities, consists principally of government securities and commercial paper that are highly liquid and readily convertible into cash. These are recorded at the lower of cost or market value.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (c) Capital assets:

         Capital assets are recorded at cost. Depreciation and amortization are provided using the following methods and annual rates:


=======================================================================================================================
         Asset                                                                 Method                     Rate
-----------------------------------------------------------------------------------------------------------------------
         Computer equipment                                                 Straight-line                  20%
         Laboratory equipment                                               Straight-line                  20%
         Office equipment and fixtures                                      Straight-line                  20%

========================================================================================================================


          The capitalized amount with respect to patents relates to direct costs incurred in connection with securing the patents. The cost of the patents does not necessarily reflect their present or future value and the amount ultimately recoverable is dependent upon the successful commercialization of the related products. Accordingly, patents will be amortized using the straight-line method commencing in the year of commercial production of the developed products. The capitalized amount will be amortized over the remaining years of the initial life of the patent.

     (d)  Research and development expenditures:

          Research expenditures, net of research tax credits, are expensed as incurred. Development expenditures, net of tax credits, if any, are expensed as incurred, except if they meet the criteria for deferral in accordance with generally accepted accounting principles.

     (e)  Foreign exchange:

          The Corporation's foreign subsidiary is considered to be an integrated foreign operation. Foreign denominated monetary assets and liabilities of the Canadian and foreign operations are translated at the rates of exchange prevailing at the balance sheet dates. Other assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing when the assets were acquired or the liabilities incurred. Sales and expenses are translated at the average exchange rate prevailing during the year, except for depreciation and amortization which are translated at the same rates as those used in the translation of the corresponding assets. Foreign exchange gains and losses are included in the determination of net earnings.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (f)  Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (g)  Loss per share:

          The loss per share amounts has been calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share has not been disclosed because the effect of common shares issuable upon the exercise of options and warrants would be anti-dilutive.

3.   CASH:

     Cash includes $542,953 of cash held in trust by the Corporation's legal counsel at December 31, 1998. This amount, which was received from the closing of various private placements in December 1998, was released to the Corporation in January 1999.

4.   NOTES RECEIVABLE:


======================================================================================================================
                                                                                      1998           1997
----------------------------------------------------------------------------------------------------------------------

     Note receivable, unsecured, non-interest bearing, payable on demand            $ 56,000       $56,000

     Note receivable,  unsecured,  bearing interest at 9% per annum beginning
       February 1, 1999, payable on demand                                           217,995             -

----------------------------------------------------------------------------------------------------------------------
                                                                                    $273,995       $56,000
======================================================================================================================


     The notes are receivable from a director, who was no longer associated with the Company as of March 1999.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


5.   CAPITAL ASSETS:


======================================================================================================================
                                                                                                        1998
----------------------------------------------------------------------------------------------------------------------
                                                                              Accumulated            Net book
                                                                Cost         depreciation               value
----------------------------------------------------------------------------------------------------------------------

     Computer equipment                                    $   78,438            $ 25,528           $   52,910
     Laboratory equipment                                     717,820             220,468              497,352
     Office equipment and fixtures                             38,956              11,687               27,269
     Patents                                                1,276,318               6,871            1,269,447
     Intellectual property rights                                   1                  -                     1
----------------------------------------------------------------------------------------------------------------------
                                                           $2,111,533            $264,554           $1,846,979
======================================================================================================================


======================================================================================================================
                                                                                                         1997
----------------------------------------------------------------------------------------------------------------------
                                                                              Accumulated            Net book
                                                            Cost             depreciation               value
----------------------------------------------------------------------------------------------------------------------


     Computer equipment                               $   55,803                 $ 15,174           $   40,629
     Laboratory equipment                                734,041                  217,299              516,742
     Office equipment and fixtures                        26,475                    6,449               20,026
     Patents                                             842,064                        -              842,064
     Intellectual property rights                              1                        -                    1
----------------------------------------------------------------------------------------------------------------------
                                                      $1,658,384                 $238,922           $1,419,462
======================================================================================================================


6.   CAPITAL STOCK:

======================================================================================================================
                                                                              1998               1997
----------------------------------------------------------------------------------------------------------------------

     Authorized:
         An unlimited number of common shares

     Issued and outstanding:
         19,727,904 common shares (1997 - 18,632,873)                      $23,011,556          $13,852,632
======================================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


6.   CAPITAL STOCK (CONTINUED):

     (a) Changes in the Corporation's capital stock are presented below:

======================================================================================================================
                                                                                 Shares               Dollars
----------------------------------------------------------------------------------------------------------------------

         Issued and outstanding, December 31, 1996                             17,929,382       $    9,302,691

         Issue of common shares for cash (b)                                      696,491            4,527,191

         Issue of common shares pursuant to exercise of
           stock options                                                            7,000               22,750
----------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 1997                                            18,632,873           13,852,632

         Issue of common shares for cash (b)                                      366,000            3,131,500

         Cancellation of shares (c)                                                  (460)                  -

         Issue of common shares pursuant to exercise
           of warrants                                                            696,491            5,920,174

         Issue of common shares pursuant to exercise
           of stock options                                                        33,000              107,250
----------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 1998                                            19,727,904       $   23,011,556
======================================================================================================================


     (b)  Private placements:

          In 1998, the Corporation completed private placements for 366,000 common shares for total aggregate proceeds of $3,131,500. At December 31, 1998, proceeds of $637,500 for the issuance of 75,000 common shares were receivable. These funds were received by the Corporation in January 1999.

          In 1997, the Corporation completed a private placement of 696,491 common shares at a price of $6.50/share and received gross proceeds of $4,527,191.

          The share issue costs related to these private placements have been charged against the deficit.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


6.   CAPITAL STOCK (CONTINUED):

     (c)  Cancellation of shares:

          During the year, the Corporation was advised by its transfer agent that common shares of the Corporation, which had been issued on the amalgamation of the Company with Monterey Capital Inc. in 1995, were never claimed. These common shares have been cancelled.

     (d)  Warrants:

          The Corporation has issued the following warrants to purchase common shares:

=======================================================================================================================
                            Exercise                                    Outstanding at
                           price per                     Exercised        December 31,
         Warrants              share       Issued          to date                1998                  Expiry
-----------------------------------------------------------------------------------------------------------------------

         Series A          $    8.50      696,491          696,491                  -                       -
         Series B               8.50       50,000               -               50,000         August 31, 1999
         Series C              10.00       60,000               -               60,000         August 31, 1999
         Series D              10.00       67,500               -               67,500       December 31, 1999
=======================================================================================================================


         The Series A warrants were issued in connection with the 1997 private placement and were exercised in 1998. The Series B, C and D warrants were issued in connection with various private placements completed in 1998. As at December 31, 1998, none of these warrants had been exercised.

     (e)  Stock options:

          The Corporation has established a stock option plan (the "Plan") for its key employees, its officers and directors, and certain consultants. The Plan is administered by the Board of Directors of the Corporation. The Board may from time to time designate individuals to whom options to purchase common shares of the Corporation may be granted, the number of shares to be optioned to each, and the option price per share. The option price per share cannot involve a discount to the market price at the time the option is granted. The total number of shares to be optioned to any one individual cannot exceed 5% of the total issued and outstanding shares and the maximum number of shares which may be optioned under the Plan cannot exceed 2,500,000 common shares without shareholder approval.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------

6.   CAPITAL STOCK (CONTINUED):

     (e) Stock options (continued):

          Changes in outstanding options were as follows for the last two fiscal periods:

=======================================================================================================================
                                                                                                 Stock options
-----------------------------------------------------------------------------------------------------------------------

         Balance, December 31, 1996                                                                  1,575,000

         Granted                                                                                       271,000

         Exercised                                                                                      (7,000)

         Cancelled                                                                                      (5,000)

-----------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 1997                                                                  1,834,000

         Granted                                                                                       125,000

         Exercised                                                                                     (33,000)

         Cancelled                                                                                          -

-----------------------------------------------------------------------------------------------------------------------
         Balance, December 31, 1998                                                                  1,926,000
=======================================================================================================================


          The weighted average exercise prices of options granted, exercised and cancelled during 1998 were $6.59/share (1997 - $9.42/share), $3.25/share (1997 - $3.25/share) and nil/share (1997 - $11.50/share), respectively. The weighted average exercise price of options exercisable at December 31, 1998 is $5.95/share (1997 - $5.10/share).

          At December 31, 1998, options outstanding were as follows:

=======================================================================================================================
         Options outstanding                                 Exercise price  per share             Expiry date

               25,000                                                  $4.90                               1999
               30,000                                                 $10.00                               1999
              100,000                                                  $7.00                               2002
               40,000                                                 $13.75                               2006
               40,000                                                  $9.80                               2006
              110,000                                                 $11.50                               2006
               10,000                                                 $16.75                               2006
               40,000                                                  $9.00                               2006
                5,000                                                  $9.25                               2007
            1,200,000                                                  $3.25 (i)                    2006 - 2009
               36,000                                                  $9.25 (ii)                   2006 - 2010
              290,000                                                 $10.00 (iii)                  2006 - 2012
-----------------------------------------------------------------------------------------------------------------------
            1,926,000
=======================================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


6.   CAPITAL STOCK (CONTINUED):

     (d) Stock options (continued):

         (i)    These options are effective and exercisable as follows:



=======================================================================================================================
              Currently                                                                              1,000,000
              1999                                                                                     200,000

-----------------------------------------------------------------------------------------------------------------------
                                                                                                     1,200,000
=======================================================================================================================



         (ii)   These options are effective and exercisable as follows:



=======================================================================================================================
              Currently                                                                                 12,000
              1999                                                                                      12,000
              2000                                                                                      12,000

-----------------------------------------------------------------------------------------------------------------------
                                                                                                        36,000
=======================================================================================================================


          (iii) These options become vested at various dates over the next five years. During the year, the board of directors approved an amendment to change the exercise price of these options to $10.00/share. The exercise price was previously set at the trading price of the shares on the date preceding each vesting date. These options vest as follows:


=======================================================================================================================
              Vested 1998                                                                               50,000
              1999                                                                                      90,000
              2000                                                                                      90,000
              2001                                                                                      50,000
              2002                                                                                      10,000

-----------------------------------------------------------------------------------------------------------------------
                                                                                                       290,000
-=======================================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

================================================================================
7.   COMMITMENTS:

     (a)  Operating leases:

          Minimum lease payments under operating leases for the Corporation's premises for the next three years are as follows:

================================================================================
     1999                                                               $445,407
     2000                                                                151,582
     2001                                                                 24,089
--------------------------------------------------------------------------------
                                                                        $621,078
================================================================================

     (b) Research funding:

         The Corporation is committed to make research grants to an unrelated medical facility in the U.S. in the aggregate amount of approximately $735,000 (US$516,000) in the next three years as follows:

================================================================================
     1999                                                               $245,000
     2000                                                                245,000
     2001                                                                245,000
--------------------------------------------------------------------------------
                                                                        $735,000
================================================================================


          The Corporation has an exclusive license to patents from this facility covering rights to AD7C diagnostics and therapeutics. Under this license, the medical facility benefits from research funding and collaboration from the Corporation and is entitled to royalties of 4% on worldwide sales of the AD7C test.

          During the period ended December 31, 1998, an amount of approximately US$128,000 (1997 - US$172,000) was paid and expensed in connection with the research grant described above.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


7.   COMMITMENTS (CONTINUED):

     (c)  License agreements:

          In January 1999, the Corporation granted a non-exclusive license to an American corporation to utilize all proprietory technology, including its rights to patents and know-how, necessary to conduct the AD7C test in a reference laboratory. The Corporation will receive compensation under the agreement based on the number of tests conducted by the American company. The license, which is for the US territory, is for an initial term of 24 months and is subject to automatic renewal for two additional one-year terms.

8.   INCOME TAXES:

     Details of the components of income taxes are as follows:

================================================================================================
                                                      1998             1997              1996
------------------------------------------------------------------------------------------------
     Loss before income taxes:
         Canadian operations                       $(2,573,106)     $(2,489,752)     $(3,106,405)
         U.S. operations                            (4,330,505)      (2,509,703)        (620,659)
------------------------------------------------------------------------------------------------
                                                    (6,903,611)      (4,999,455)      (3,727,064)

     Basic income tax rate                                38.0%            38.0%            38.0%
------------------------------------------------------------------------------------------------
     Income tax recovery at statutory rates          2,623,000        1,900,000        1,416,000

     Adjustments in income taxes resulting from:
         Non-recognition of losses and other
           unclaimed deductions                     (2,623,000)      (1,900,000)      (1,416,000)
         Credit for losses                                  --               --           28,000
------------------------------------------------------------------------------------------------
     Income taxes                                  $        --      $        --      $    28,000
================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


8.   INCOME TAXES (CONTINUED):

     The Corporation has non-capital losses carried forward and accumulated scientific research and development expenditures which are available to reduce future years' taxable income. The related income tax benefit of these items will be recorded in earnings when realized. These expire as follows:

=======================================================================================================================
                                                                               Federal               Provincial
-----------------------------------------------------------------------------------------------------------------------

     Non-capital losses:
         1999                                                                 $    40,000           $       -
         2000                                                                      36,000               36,000
         2001                                                                      58,000               58,000
         2002                                                                     920,000                   -
         2003                                                                   1,990,000            1,276,000
         2004                                                                   1,388,000            1,090,000
         2005                                                                   3,024,000            3,024,000

     Scientific research and development expenditures:
         (Indefinitely)                                                         1,671,000            4,200,000

=======================================================================================================================


     The Corporation also has investment tax credits available in the amount of approximately $464,000 available to reduce future years' federal taxes payable. The benefit of these credits will be recorded when realized. These credits expire as follows:



=======================================================================================================================
     2005                                                                                             $ 26,000
     2006                                                                                              290,000
     2007                                                                                              148,000
=======================================================================================================================


     In addition, the Corporation's US subsidiary has losses carried forward of approximately US$4,900,000 which expire as follows:


=======================================================================================================================
     2011                                                                                           $  460,000
     2012                                                                                            1,730,000
     2018                                                                                            2,710,000
=======================================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


9.   FINANCIAL INSTRUMENTS:

     (a)  Foreign currency risk management:

          A substantial portion of the Corporation's expenses are derived in US dollars. This results in financial risk due to fluctuations in the value of the Canadian dollar relative to those foreign currencies. For the most part, this exposure is reduced to the extent that the Corporation generates revenues in US dollars. Fluctuations in payments made for the Corporation's expenses could cause unanticipated fluctuations in the Corporation's operating results.

     (b)  Credit risk:

          Financial instruments that potentially subject the Corporation to significant concentrations of credit risk consist principally of short-term investments. The Corporation has investment policies that require placement of short-term investments in financial institutions evaluated as highly creditworthy.

     (c)  Fair value disclosure:

          The Corporation has determined that the carrying value of its short-term financial assets and liabilities, including cash and short-term investments, accrued interest, accounts receivable, subscriptions receivable, notes receivables and accounts payable and accrued liabilities, approximates fair value due to the immediate or short-term maturity of these financial instruments.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


10.  CANADIAN/U.S. REPORTING DIFFERENCES:

     (a)  Consolidated statements of earnings:

          The reconciliation of earnings reported in accordance with Canadian GAAP and with U.S. GAAP is as follows:

=======================================================================================================================
                                                                1998               1997              1996
-----------------------------------------------------------------------------------------------------------------------

         Net loss, Canadian GAAP                          $(6,903,611)      $(4,999,455)         $(3,699,064)

         Adjustments:
              Amortization of patents (i)                     (75,077)          (49,533)             (39,166)
              Stock-based compensation - options
                granted to non-employees (ii)                (406,500)         (150,000)            (592,000)

-----------------------------------------------------------------------------------------------------------------------
         Net loss, U.S. GAAP                              $(7,385,188)      $(5,198,988)         $(4,330,230)
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
         Loss per share, U.S. GAAP                        $     (0.38)      $     (0.28)         $     (0.25)
=======================================================================================================================


     (b)  Consolidated shareholders' equity:

          The reconciliation of shareholders' equity reported in accordance with Canadian GAAP and with U.S. GAAP is as follows:

=======================================================================================================================
                                                                1998                1997              1996
-----------------------------------------------------------------------------------------------------------------------

         Shareholders' equity, Canadian GAAP              $5,321,780        $3,653,467           $3,829,981

         Adjustments:
              Amortization of patents (i):
                  Cumulative effect to beginning
                    of the period                           (180,139)         (130,606)             (91,440)
                  Current period                             (75,077)          (49,533)             (39,166)
              Stock-based compensation - options
                granted to non-employees (ii):
                  Accumulative effect to beginning
                    of period                               (742,000)         (592,000)                  -
                  Current period                            (406,500)         (150,000)            (592,000)
-----------------------------------------------------------------------------------------------------------------------
              Increase in deficit                         (1,403,716)         (922,139)            (722,606)
-----------------------------------------------------------------------------------------------------------------------
         Shareholders' equity, U.S. GAAP                  $3,918,064        $2,731,328           $3,107,375
=======================================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------

10.  CANADIAN/U.S. REPORTING DIFFERENCES (CONTINUED):

     (b)  Consolidated shareholders' equity (continued):

          (i) In accordance with APB Opinion 17, Intangible Assets, the patents are amortized using the straight-line method over 17 years, the legal life of the patents, from the date the patent was secured.

          (ii) In accordance with FAS 123, Accounting for Stock-Based Compensation, compensation related to the stock options granted to non-employees has been recorded in the accounts based on the fair value of the stock options at the grant date. The fair value of the stock options was estimated as described in note 10 (c)
               (3).

     (c)  Other disclosures required by United States GAAP:

          (1)  Development stage company:

               The Corporation is in the process of developing unique patented products which are subject to approval of regulatory authorities. The Corporation has completed the research and discovery phase of its Alzheimer's diagnostic AD7C test and is currently offering testing services in their CLIA certified clinical reference laboratory. It has had limited revenues to date on the sale of its products under development. Accordingly, the Corporation is a development stage company as defined in Statement of Financial Accounting Standards No. 7 and the following disclosures are required:

=======================================================================================================================
                                                                               Cumulative           Cumulative
                                                                        since the date of    since the date of
                                                                             inception of         inception of
                                                                          the Corporation      the Corporation
                                                                          to December 31,      to December 31,
                                                                                     1998                 1997
-----------------------------------------------------------------------------------------------------------------------

              Interest revenue                                              $     547,040        $     303,466

              Service fees                                                        175,847               24,584

              Gross research and development expenditures                       9,126,991            6,107,976

              Other expenses                                                    9,888,251            5,527,963

              Cash inflow (outflow):
                  Operating activities                                        (17,922,963)         (10,672,962)
                  Investing activities                                         (2,439,525)          (1,658,462)
                  Financing activities                                         23,190,693           14,618,769
=======================================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------
10.  CANADIAN/U.S. REPORTING DIFFERENCES (CONTINUED):

     (c) Other disclosures required by United States GAAP (continued):

         (1)   Development stage company (continued):

               The statement of shareholders' equity since date of inception is presented below.

=============================================================================================================
                                                                 CONSIDERATION
                                                              ------------------     Accumulated
                                              Shares          Cash         Other       deficit         Total
-------------------------------------------------------------------------------------------------------------

              Year ended July 31, 1990:
                  Common shares issued      2,500,000     $ 200,000    $   --      $        --    $   200,000
                  Net loss                         --            --        --         (126,719)      (126,719)
-------------------------------------------------------------------------------------------------------------
                  Balance, July 31, 1990    2,500,000       200,000        --         (126,719)        73,281

              Year ended July 31, 1991:
                  Net loss                         --            --        --          (24,827)       (24,827)
-------------------------------------------------------------------------------------------------------------
                  Balance, July 31, 1991    2,500,000       200,000        --          (151,546)       48,454

              Year ended July 31, 1992:
                  Common shares issued          9,375        37,500        --               --         37,500
                  Net loss                         --            --        --          (53,112)       (53,112)
-------------------------------------------------------------------------------------------------------------
                  Balance, July 31, 1992    2,509,375       237,500        --         (204,658)        32,842

              Year ended July 31, 1993:
                  Common shares issued        201,250       205,000        --               --        205,000
                  Common shares cancelled    (500,000)           --        --               --             --
                  Net loss                         --            --        --          (48,862)       (48,862)
-------------------------------------------------------------------------------------------------------------
                  Balance, July 31, 1993    2,210,625       442,500        --          (253,520)      188,980

              Year ended July 31, 1994:
                  Common shares issued          2,500        10,000        --                --        10,000
                  Net loss                         --            --        --          (71,668)       (71,668)
-------------------------------------------------------------------------------------------------------------
                  Balance, July 31, 1994    2,213,125       452,500        --         (325,188)       127,312

              Year ended July 31, 1995:
                  Common shares issued         78,078       412,870        --               --        412,870
                  Net loss                         --            --        --         (393,841)      (393,841)
-------------------------------------------------------------------------------------------------------------
                  Balance, July 31, 1995    2,291,203       865,370        --         (719,029)       146,341

              Period ended December 31, 1995:
                  Adjustment necessary to
                    increase the number of
                    common shares          12,708,797            --        --               --             --
-------------------------------------------------------------------------------------------------------------
                  Adjusted number of
                    common shares          15,000,000       865,370           --      (719,029)       146,341
                  Common shares issued      2,047,082     3,157,271      936,894            --      4,094,165
                  Net loss                         --            --           --    (1,639,194)    (1,639,194)
                  Share issue costs                --      (209,797)          --            --       (209,797)
-------------------------------------------------------------------------------------------------------------
                  Balance,
                    December 31, 1995      17,047,082     3,812,844      936,894     (2,358,223)    2,391,515

              Year ended December 31, 1996:
                  Common shares issued        882,300     5,280,050           --             --     5,280,050
                  Net loss                         --            --           --     (4,330,230)   (4,330,230)
                  Share issue costs                --     (233,960)           --             --      (233,960)
-------------------------------------------------------------------------------------------------------------
              Balance December 31, 1996
                carried forward            17,929,382     8,858,934      936,894     (6,688,453)    3,107,375
=============================================================================================================

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------

10.  CANADIAN/U.S. REPORTING DIFFERENCES (CONTINUED):

     (c) Other disclosures required by United States GAAP (continued):

         (1)  Development stage company (continued):

=======================================================================================================================
                                                                 Consideration
                                                              ------------------     Accumulated
                                              Shares          Cash         Other       deficit          Total
-----------------------------------------------------------------------------------------------------------------------

              Balance December 31, 1996
                brought forward            17,929,382     $8,858,934   $ 936,894    $(6,688,453)   $ 3,107,375

              Year ended December 31, 1997:
                  Common shares issued        703,491     4,549,941           -              -       4,549,941
                  Net loss                                        -           -      (5,198,988)    (5,198,988)
                  Share issue costs                -       (231,000)          -              -        (231,000)
                  Capital stock subscription       -        504,000           -              -         504,000
-----------------------------------------------------------------------------------------------------------------------
              Balance, December 31, 1997   18,632,873    13,681,875      936,894    (11,887,441)     2,731,328

              Year ended December 31, 1998:
                  Common shares issued      1,095,031     8,654,924           -              -       8,654,924
                  Net loss                         -             -            -      (7,385,188)    (7,385,188)
                  Share issue costs                -        (83,000)          -              -         (83,000)
-----------------------------------------------------------------------------------------------------------------------
              Balance, December 31, 1998   19,727,904   $22,253,799    $ 936,894   $(19,272,629)   $ 3,918,064
=======================================================================================================================



         (2)  Income taxes:

              In accordance with Statement of Financial Accounting Standards
              No. 109, the income tax effect of temporary differences that give rise to the net deferred tax asset are presented below:

=======================================================================================================================
                                                                                     1998               1997
-----------------------------------------------------------------------------------------------------------------------

              Scientific research and experimental development              $     860,000        $   1,100,000

              Non-capital losses                                                2,600,000            1,594,000

              Investment tax credits                                              464,000              590,000

              Share issue costs                                                   162,000              196,000

              Less valuation allowance                                         (4,086,000)          (3,480,000)

-----------------------------------------------------------------------------------------------------------------------
              Net deferred tax asset                                        $          -         $          -
=======================================================================================================================


              There are no material deferred tax liabilities.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------

10.  CANADIAN/U.S. REPORTING DIFFERENCES (CONTINUED):

     (c) Other disclosures required by United States GAAP (continued):

         (2)   Income taxes (continued):

               In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies. Since the Corporation is a development stage enterprise, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

         (3)   Stock-based compensation:

               The Corporation applies APB Opinion 25, Accounting for Stock Issued to Employees, in accounting for its stock option plan, and accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had compensation cost for the Corporation's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, Accounting for Stock-Based Compensation, the Corporation's net earnings and loss per share would have been adjusted to the pro-forma amounts indicated below for US GAAP:

=======================================================================================================================
                                                                                       1998               1997
-----------------------------------------------------------------------------------------------------------------------
              Net loss                      As reported       (US GAAP)      $    (7,385,188)   $   (5,198,988)
                                            Pro-forma                             (7,385,188)       (5,990,365)

              Loss per share                As reported       (US GAAP)                (0.38)            (0.28)
                                            Pro-forma                                  (0.38)            (0.33)
=======================================================================================================================

               The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 5%, dividend yield of 0%, expected volatility of 50%, and expected life of 5 years.

         (4)   Short-term investments:

               Short-term investments are classified as held-to-maturity as the Corporation has the positive intent and ability to hold these securities to maturity. As the Corporation's short-term investments include government securities and commercial paper, the aggregate fair value approximates carrying value and there are no significant unrealized gross holding gains or losses.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------

10.  CANADIAN/U.S. REPORTING DIFFERENCES (CONTINUED):

     (c)  Other disclosures required by United States GAAP (continued):

          (5)  Comprehensive income:

               Effective January 1, 1998, the Corporation adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which establishes new rules for the reporting and display of comprehensive income and its components. The adoption of this statement has no impact on the Corporation's net income or shareholders' equity.

11.  SEGMENT DISCLOSURES:

     Geographic segment information was as follows:

=======================================================================================================================
                                                                                                        United
                                                                                   Canada               States
                                                                                   ------               ------
     Revenues:
         1998                                                               $     243,574        $     151,263
         1997                                                                      76,526               24,584
         1996                                                                     226,940                   -

     Net loss:
         1998                                                                  (2,573,106)          (4,330,505)
         1997                                                                  (2,489,752)          (2,509,703)
         1996                                                                  (3,106,405)            (620,659)

     Identifiable assets:
         1998                                                                   4,940,335              815,885
         1997                                                                   3,579,849              365,948
=======================================================================================================================


12.  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE:

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued

Years ended December 31, 1998, 1997 and 1996
(in Canadian dollars)

--------------------------------------------------------------------------------


13.  SUBSEQUENT EVENT:

     In January 1999, the Corporation completed private placements for a total of 55,000 common shares at $8.50 per share, and received gross proceeds of $467,500. In connection with these private placements, the Corporation issued an additional 27,500 Series D warrants exercisable at a price of $10.00 per share, expiring on December 31, 1999.

                      Consolidated Financial Statements of
                                  (Unaudited)

                              NYMOX PHARMACEUTICAL

                                  CORPORATION

                   Periods ended September 30, 1999 and 1998

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Financial Statements
(Unaudited)

Periods ended September 30, 1999, 1998 and 1997

     FINANCIAL STATEMENTS

     Consolidated Balance Sheets.......................................................   F-29

     Consolidated Statements of Earnings...............................................   F-30

     Consolidated Statements of Deficit................................................   F-31

     Consolidated Statements of Cash Flows.............................................   F-32

     Notes to Consolidated Financial Statements........................................   F-33

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Balance Sheets
(Unaudited)

September 30, 1999 and 1998, with comparative figures as at December 31, 1998 (in Canadian dollars)


=======================================================================================================================
                                                        September 30,       September 30,         December 31,
                                                                 1999                1998                 1998
-----------------------------------------------------------------------------------------------------------------------
                                                          (Unaudited)         (Unaudited)            (Audited)

Assets

Current assets:

     Cash                                             $      663,415       $      837,253       $      714,298
     Short-term investments                                   262,350           2,942,572            2,113,907
     Accrued interest                                          22,641             119,262               46,082
     Receivable from a financial institution                  410,000                  -               637,500
     Accounts receivable                                       60,822              56,042               74,653
     Notes receivable                                         265,075             278,024              273,995
     Research tax credits receivable                           24,923               5,347                5,778
     Other receivables                                             -               26,000               43,028
     Prepaid expenses                                         146,740                  -                    -
-----------------------------------------------------------------------------------------------------------------------
                                                            1,855,966           4,264,500            3,909,241

Capital assets                                              1,610,772           1,606,675            1,846,979

-----------------------------------------------------------------------------------------------------------------------
                                                        $   3,466,738      $    5,871,175       $    5,756,220
-----------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:

     Accounts payable and accrued liabilities         $      275,667       $       89,166       $      434,440

Shareholders' equity:

     Capital stock                                         24,410,480          21,831,103           23,011,556
     Deficit                                              (21,219,409)        (16,049,094)         (17,689,776)
-----------------------------------------------------------------------------------------------------------------------
                                                            3,191,071           5,782,009            5,321,780

-----------------------------------------------------------------------------------------------------------------------
                                                         $  3,466,738      $    5,871,175      $     5,756,220
=======================================================================================================================


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION

Consolidated Statements of Earnings
(Unaudited)

Periods ended September 30, 1999, 1998 and 1997
(in Canadian dollars)

=======================================================================================================================
                                   Three Months Ended September 30,          Nine Months Ended September 30,
-----------------------------------------------------------------------------------------------------------------------
                                       1999        1998          1997         1999         1998         1997
-----------------------------------------------------------------------------------------------------------------------

Revenues:

     Service fees                $    27,004   $    26,762  $        -   $   178,496  $    60,135  $    18,927
     Interest                         16,524        88,838       25,386       42,416      187,464       46,855
-----------------------------------------------------------------------------------------------------------------------
                                      43,528       115,600       25,386      220,912      247,599       65,782

Expenses:

     Research and development        389,693       924,641    1,026,682    1,241,011    2,198,823    2,039,761
     Less investment tax credits     (17,279)      (13,315)     (46,500)     (19,145)     (18,662)    (144,500)
-----------------------------------------------------------------------------------------------------------------------
                                     372,414       911,326      980,182    1,221,866    2,180,161    1,895,261
     General, administrative and
       cost of sales                 529,692       133,988       77,645    1,305,242      608,894      470,783
     Marketing                       293,326       902,597      370,512    1,057,545    2,570,594    1,442,639
     Depreciation and amortization    71,013        41,659       40,834      168,138      128,230      119,781
     Interest and bank charges        11,351        18,073        5,310       14,558       22,649       11,070
-----------------------------------------------------------------------------------------------------------------------
                                   1,277,796     2,007,643    1,474,483    3,767,349    5,510,528    3,939,534

Gain on disposal of capital assets        -             -            -       (67,379)          -            -

-----------------------------------------------------------------------------------------------------------------------
Net loss                         $(1,234,268)  $(1,892,043) $(1,449,097) $(3,479,058) $(5,262,929) $(3,873,752)
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
Loss per share                   $     (0.06)  $     (0.10) $     (0.08) $     (0.17) $     (0.27) $     (0.21)
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
Weighted average number of
   common shares outstanding     19,932,804     19,592,274   18,631,783   19,847,612   19,239,411   18,234,967
=======================================================================================================================


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION

Consolidated Statements of Deficit
(Unaudited)

Periods ended September 30, 1999, 1998 and 1997
(in Canadian dollars)

=======================================================================================================================
                                  Three Months Ended September 30,           Nine Months Ended September 30,
-----------------------------------------------------------------------------------------------------------------------
                                  1999           1998         1997          1999          1998            1997
-----------------------------------------------------------------------------------------------------------------------

Deficit, beginning of
   period                 $(19,985,141)  $(14,157,051) $(8,007,365) $(17,689,776) $(10,703,165)    $(5,472,710)

Net loss                    (1,234,268)    (1,892,043)  (1,449,097)   (3,479,058)   (5,262,929)     (3,873,752)

Share issue costs                    -              -     (121,000)      (50,575)      (83,000)       (231,000)

-----------------------------------------------------------------------------------------------------------------------
Deficit, end of period    $(21,219,409)  $(16,049,094) $(9,577,462) $(21,219,409) $(16,049,094)    $(9,577,462)
=======================================================================================================================


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

Periods ended September 30, 1999, 1998 and 1997
(in Canadian dollars)

=======================================================================================================================
                                   Three Months Ended September 30,             Nine Months Ended September 30,
-----------------------------------------------------------------------------------------------------------------------
                                       1999        1998        1997              1999         1998         1997
-----------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
     Net loss                    $(1,234,268)  $(1,892,043) $(1,449,097)       $(3,479,058) $(5,262,929) $(3,873,752)
     Items not involving cash:
         Depreciation and
           amortization               71,013        41,659       40,834            168,138      128,230      119,781
         Gain on disposal of
           capital assets                 -             -            -             (67,379)          -            -
     Net change in non-cash
       operating working
       capital items                (197,982)     (156,387)    (119,645)            (7,938)    (447,270)    (286,320)
-----------------------------------------------------------------------------------------------------------------------
                                  (1,361,237)   (2,006,771)  (1,527,908)        (3,386,237)  (5,581,969)  (4,040,291)

Cash flows from financing activities:

     Issuance of capital stock       642,499            -            -           1,398,924    7,474,471    4,549,463
     Share issue costs                    -             -      (121,000)           (50,575)     (83,000)    (231,000)
-----------------------------------------------------------------------------------------------------------------------
                                     642,499            -      (121,000)         1,348,349    7,391,471    4,318,463

Cash flows from investing activities:

     Additions to capital assets     (87,278)      (90,359)     (41,119)          (137,457)    (317,022)    (256,155)
     Proceeds on disposal of capital
       assets                             -            -             -             272,905           -            -
-----------------------------------------------------------------------------------------------------------------------
                                     (87,278)      (90,359)     (41,119)           135,448     (317,022)    (256,155)
-----------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash  and
   short-term investments           (806,016)   (2,097,130)  (1,690,027)        (1,902,440)   1,492,480       22,017

Cash and short-term investments,
   beginning of period             1,731,781     5,876,955    4,218,971          2,828,205    2,287,345    2,506,927
-----------------------------------------------------------------------------------------------------------------------
Cash and short-term investments,
   end of period                 $   925,765   $ 3,779,825  $ 2,528,944        $   925,765  $ 3,779,825  $ 2,528,944
=======================================================================================================================
Supplemental disclosure to
   statement of cash flows:

     Income taxes paid           $        -    $        -   $        -         $        -   $        -   $        -
     Interest paid                    11,351        18,073        5,310             14,558       22,649       11,070
=======================================================================================================================


See accompanying notes to unaudited consolidated financial statements.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements
(Unaudited)

Periods ended September 30, 1999, 1998 and 1997
(in Canadian dollars)

--------------------------------------------------------------------------------

     Nymox Pharmaceutical Corporation (the "Corporation"), incorporated under the Canada Business Corporations Act, is a development stage biopharmaceutical corporation which specializes in the research and development of neurological therapeutics and diagnostics for the aging population, with an emphasis on Alzheimer's disease.

     Since inception, the Corporation's activities have been primarily focused on developing certain pharmaceutical technologies and obtaining outside funding to support the continued development of its technologies. The Corporation is subject to a number of risks, including the successful development and marketing of its technologies. In order to achieve its business plan, the Corporation anticipates the need to raise additional capital.

     The Corporation is listed on the Montreal Exchange and on the NASDAQ Stock Market.

1.   BASIS OF PRESENTATION:

     (a)  Consolidation:

          The consolidated financial statements of the Corporation have been prepared under Canadian generally accepted accounting principles and include the accounts of its wholly-owned US subsidiary. Significant intercompany balances and transactions have been eliminated on consolidation.

     (b)  Interim financial statements:

          The unaudited consolidated balance sheets as at September 30, 1999 and 1998, and the unaudited consolidated statements of earnings and deficit and cash flows for the periods ended September 30, 1999, 1998 and 1997 reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. There are no adjustments in these interim financial statements other than normal recurring adjustments.

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued
(Unaudited)

Periods ended September 30, 1999, 1998 and 1997
(in Canadian dollars)

--------------------------------------------------------------------------------


2.   CANADIAN/U.S. REPORTING DIFFERENCES:

     (a)  Consolidated statements of earnings:

          The reconciliation of earnings reported in accordance with Canadian GAAP with U.S. GAAP is as follows:

-----------------------------------------------------------------------------------------------------------------------
                                     Three Months Ended September 30,        Nine Months Ended September 30,
-----------------------------------------------------------------------------------------------------------------------
                                     1999          1998          1997         1999         1998         1997
-----------------------------------------------------------------------------------------------------------------------

         Net loss, Canadian
         GAAP                      $(1,234,268)    $(1,892,043) $(1,449,097) $(3,479,058) $(5,262,929) $(3,873,752)

         Adjustments:
              Amortization of
              patents                  (26,066)        (16,429)     (12,322)     (72,082)     (46,418)     (36,967)

-----------------------------------------------------------------------------------------------------------------------
         Net loss, U.S. GAAP       $(1,260,334)    $(1,908,472) $(1,461,419) $(3,551,140) $(5,309,347)  $(3,910,719)
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
         Loss per share,
           U.S. GAAP               $     (0.06)    $     (0.10) $     (0.08) $     (0.18) $     (0.28)  $     (0.21)
-----------------------------------------------------------------------------------------------------------------------

NYMOX PHARMACEUTICAL CORPORATION
Notes to Consolidated Financial Statements, Continued
(Unaudited)

Periods ended September 30, 1999, 1998 and 1997
(in Canadian dollars)

--------------------------------------------------------------------------------


2.   CANADIAN/U.S. REPORTING DIFFERENCES (CONTINUED):

     (b)  Consolidated shareholders' equity:

          The reconciliation of shareholders' equity reported in accordance with Canadian GAAP with U.S. GAAP is as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                                    September 30,                 December 31,
-----------------------------------------------------------------------------------------------------------------------
                                                                    1999             1998                 1998
-----------------------------------------------------------------------------------------------------------------------

         Shareholders' equity, Canadian GAAP               $   3,191,071    $   5,782,009        $   5,321,780

         Adjustments:

              (i) Amortization of patents:

                  Cumulative effect to beginning of the period  (255,216)        (180,139)            (180,139)
                  Current period                                 (72,082)         (46,418)             (75,077)
-----------------------------------------------------------------------------------------------------------------------
                                                                (327,298)        (226,557)            (255,216)

               (ii) Stock-based compensation:

                  Cumulative effect to beginning of period    (1,148,500)        (742,000)            (742,000)
                  Current period                                      -                -              (406,500)
-----------------------------------------------------------------------------------------------------------------------
                                                              (1,148,500)        (742,000)          (1,148,500)

-----------------------------------------------------------------------------------------------------------------------
              Increase in deficit                             (1,475,798)        (968,557)          (1,403,716)

-----------------------------------------------------------------------------------------------------------------------
         Shareholders' equity, U.S. GAAP                   $   1,715,273    $   4,813,452        $   3,918,064

3.   SEGMENT DISCLOSURES:

     Geographic segment information was as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                        United
                                                                                   Canada               States
-----------------------------------------------------------------------------------------------------------------------

     Revenues:

         1999                                                               $      42,416        $     178,496
         1998                                                                     187,464               60,135
         1997                                                                      46,855               18,927

     Net loss:

         1999                                                                  (2,597,630)            (881,428)
         1998                                                                  (1,958,719)          (3,304,210)
         1997                                                                  (2,049,373)          (1,824,379)

     Identifiable assets:

         September 30, 1999                                                     2,900,575              566,163
         September 30, 1998                                                     5,160,095              711,080
         December 31, 1998                                                      4,940,335              815,885
-----------------------------------------------------------------------------------------------------------------------


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN                             ________________________
CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.                         5,000,000 Common Shares
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION
IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE                                 offered by
SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY                                    Jaspas Investments Ltd.
CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO                               ________________________
CHANGE IN THE CIRCUMSTANCES OF NYMOX OR THE FACTS HEREIN SET
FORTH SINCE THE DATE HEREOF.

     _________________________________________________


                                                                                                   NYMOX

                                                                                               PHARMACEUTICAL

                        TABLE OF CONTENTS                                                       CORPORATION

                                                          PAGE


Note About Currency........................................  2
The Company................................................  3
Cautionary Statement Regarding Forward-looking
Statements.................................................  5                           ________________________
Risk Factors...............................................  6
Trading Market for Common Shares........................... 11                              P R O S P E C T U S
Selected Consolidated Financial Data....................... 11                           ________________________
Information about the Company.............................. 13
Management's Discussion and Analysis of Results
of Operations and Financial Condition...................... 20
Recent Developments........................................ 25
Use of Proceeds............................................ 28
The Common Stock Purchase Agreement........................ 29
Selling Security Holder.................................... 37
Directors and Officers of Nymox............................ 38                            _________________ , 1999
Compensation............................................... 39
Options.................................................... 40
Interest of Management in Certain Transactions............. 43
Controlling Shareholder.................................... 44
Plan of Distribution....................................... 44
Canadian Federal Income Tax Considerations................. 48
U.S. Federal Income Tax Considerations..................... 51
Description of Nymox's Common Shares....................... 54
Certain Legal Matters...................................... 56
Experts.................................................... 56
Where You Can Find More Information........................ 57
Enforcement of Certain Civil Liabilities and
Authorized Representative in the United States............. 57

                PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13: Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred by the Registrant in connection with the preparation and filing of this registration statement.

SEC Registration Fee                                                    $ 3,406
Legal Fees and Expenses                                                 $30,000
Accountants Fees                                                        $ 5,000
                                                                        -------
TOTAL                                                                   $38,406


The estimated expenses reflected herein do not include the reimbursement of $35,000 by Nymox to Jaspas, primarily related to legal fees in preparation of the stock purchase agreement and associated escrow costs.

Item 14: Indemnification of Directors and Officers

Nymox maintains Directors' and Officers' Liability Insurance (the "Policy") for its own benefit and for the benefit of its subsidiaries and their respective directors and officers. Subject to the limitations therein set forth, the Policy extends coverage to directors and officers for any loss (as defined in the Policy) incurred in connection with the performance of their duties and to Nymox and its subsidiaries for any loss for which they have indemnified their respective directors or officers as permitted by law.

Section 124 of the Canada Business Corporations Act ("CBCA") provides, in pertinent part:

          124. (1) Indemnification. - Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

               (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

               {b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          (2) Indemnification in derivative actions. - A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (1)(a) and (b).

          (3) Indemnity as of right. - Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnify from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

               (a) was substantially successful on the merits in his defense of the action or proceeding; and

               (b) fulfills the conditions set out in clauses (1)(a) and (b).

          (4) Directors' and officers' insurance. - A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him,

               (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

               (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities

All recent sales of unregistered shares were pursuant to exemptions from registration under applicable Canadian and Quebec securities laws and were not made to persons resident in the United States.

     - April 1996, 877,300 common shares at a per share price of CAN$6.00 for aggregate net proceeds of CAN$5,263,800 with Prampton Company Ltd. (200,000 shares), Murray Lester Investments (120,000 shares), Gestion 3B+M Inc. (100,000 shares) and a group of individual Canadian and overseas investors (457,300 shares);

     - May 1997, 696,491 common shares at a price of CAN$6.50 and warrants exercisable at a price of CAN$8.50 per share for a total consideration of CAN$4,527,191 with the Caisse de Depot et Placement du Quebec (307,692 shares), Abrar Corp. (85,538 shares) and a group of individual Canadian and overseas investors (303,261 shares). In 1998, all 696,491 of these warrants were exercised for additional proceeds to Nymox of CAN$5,920,174;

     - May 1998, 231,630 common shares at a price of CAN$8.50 for total proceeds of CAN$1,968,855 with Dr. Stephan Eschmann (76,500 shares) and a group of individual Canadian and overseas investors (155,130 shares). A total of 110,000 warrants were issued as well, exercisable at prices of CAN$8.50 per share (50,000) and CAN$10.00 per share (60,000). These warrants have since expired;

     - January, 1999, 190,000 common shares at CAN$8.50 per share, for total proceeds of CAN$1,615,000 with Sparks Inc. (75,000 shares), Dr. Stephan Eschmann (70,000 shares), and a group of individual Canadian and overseas investors (45,000 shares). A total of 95,000 warrants were issued as well, exercisable at the price of CAN$10.00 per share. These warrants have since expired; and

     - September, 1999, 122,000 common shares at CAN$5.00 per share, for total proceeds of CAN$610,000 with Dr. Stephan Eschmann (82,000 shares) and Mr. Michael Braeuel (40,000 shares).

Item 16. Exhibits and Financial Statement Schedules

------------------ ------------------------------------------------------------------- ----------------------

Exhibit No.                                   Description

------------------ ------------------------------------------------------------------- ----------------------

       2.0         Common Stock Purchase Agreement between Nymox Pharmaceutical        Filed Herewith
                   Corporation and Jaspas Investments Limited dated November 1, 1999

------------------ ------------------------------------------------------------------- ----------------------

       2.1         Registration Rights Agreement between Nymox Pharmaceutical          Filed Herewith
                   Corporation and Jaspas Investments Limited dated November 1, 1999

------------------ ------------------------------------------------------------------- ----------------------

       2.2         Escrow Agreement among Nymox Pharmaceutical Corporation, Jaspas     Filed Herewith
                   Investments Limited and Epstein, Becker & Green, P.C. dated
                   November 1, 1999

------------------ ------------------------------------------------------------------- ----------------------

       2.3         Stock Purchase Warrant to purchase common shares issued to
                   Jaspas Filed Herewith Investments Limited dated November 1,
                   1999

------------------ ------------------------------------------------------------------- ----------------------

       3.0         Articles of Incorporation of Nymox Pharmaceutical Corporation       Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

       3.1         Bylaws of Nymox Pharmaceutical Corporation                          Filed Herewith
------------------ ------------------------------------------------------------------- ----------------------

       5.1         Opinion of Foley & Lardner                                          Filed Herewith
------------------ ------------------------------------------------------------------- ----------------------

       5.2         Opinion of Stikeman, Elliott                                        Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

      10.1         Employment Agreement between Nymox Pharmaceutical Corporation and   Filed Herewith
                   Dr. Judith Fitzpatrick

------------------ ------------------------------------------------------------------- ----------------------

      23.1         Consent of KPMG                                                     Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

      23.2         Consent of Foley & Lardner                                          Included as part of
                                                                                       Exhibit 5.1
------------------ ------------------------------------------------------------------- ----------------------

      23.3         Consent of Stikeman, Elliott                                        Included as part of
                                                                                       Exhibit 5.2
------------------ ------------------------------------------------------------------- ----------------------

      24.0         Power of Attorney                                                   Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

      27.0         Financial Data Schedule                                             Filed Herewith

      99.0         Press release by Nymox Pharmaceutical Corporation dated             Filed Herewith
                   November 12, 1999 announcing the transaction
                   with Jaspas Investments Limited

------------------ ------------------------------------------------------------------- ----------------------

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act").

     (ii) To reflect in the prospectus included in this registration statement any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

2. To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

3. To file a post-effective amendment to this registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Exchange Act of 1934 throughout the offering.

4. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Country of Canada, on February ___________, 2000.

Nymox Pharmaceutical Corporation

By:      /s/ Paul Averback
        --------------------------------------
         Paul Averback, M.D.
         President and Chief Executive Officer
         (Principal Executive Officer)

By:      /s/ Roy Wolvin
         ---------------------------------------
         Roy Wolvin
         Chief Financial Officer and Secretary-Treasurer
         (Principal Financing Officer and Accounting Officer)

                                 EXHIBIT INDEX

------------------ ------------------------------------------------------------------- ----------------------

Exhibit No.                                   Description

------------------ ------------------------------------------------------------------- ----------------------

       2.0         Common Stock Purchase Agreement between Nymox Pharmaceutical        Filed Herewith
                   Corporation and Jaspas Investments Limited dated November 1, 1999

------------------ ------------------------------------------------------------------- ----------------------

       2.1         Registration Rights Agreement between Nymox Pharmaceutical          Filed Herewith
                   Corporation and Jaspas Investments Limited dated November 1, 1999

------------------ ------------------------------------------------------------------- ----------------------

       2.2         Escrow Agreement among Nymox Pharmaceutical Corporation, Jaspas     Filed Herewith
                   Investments Limited and Epstein, Becker & Green, P.C. dated
                   November 1, 1999

------------------ ------------------------------------------------------------------- ----------------------

       2.3         Stock Purchase Warrant to purchase common shares issued to          Filed Herewith
                   Jaspas Investments Limited dated November 1, 1999

------------------ ------------------------------------------------------------------- ----------------------

       3.0         Articles of Incorporation of Nymox Pharmaceutical Corporation       Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

       3.1         Bylaws of Nymox Pharmaceutical Corporation                          Filed Herewith
------------------ ------------------------------------------------------------------- ----------------------

       5.1         Opinion of Foley & Lardner                                          Filed Herewith
------------------ ------------------------------------------------------------------- ----------------------

       5.2         Opinion of Stikeman, Elliott                                        Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

      10.1         Employment Agreement between Nymox Pharmaceutical Corporation and   Filed Herewith
                   Dr. Judith Fitzpatrick

------------------ ------------------------------------------------------------------- ----------------------

      23.1         Consent of KPMG                                                     Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

      23.2         Consent of Foley & Lardner                                          Included as part of
                                                                                       Exhibit 5.1
------------------ ------------------------------------------------------------------- ----------------------

      23.3         Consent of Stikeman, Elliott                                        Included as part of
                                                                                       Exhibit 5.2
------------------ ------------------------------------------------------------------- ----------------------

      24.0         Power of Attorney                                                   Filed Herewith

------------------ ------------------------------------------------------------------- ----------------------

      27.0         Financial Data Schedule                                             Filed Herewith

      99.0         Press release by Nymox Pharmaceutical Corporation dated             Filed Herewith
                   November 12, 1999 announcing the transaction with Jaspas
                   Investments Limited

------------------ ------------------------------------------------------------------- ----------------------